AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                  REGISTRATION NO. 333- o
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  ------------------
                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------
                            BRADLEY PHARMACEUTICALS, INC.
                    (Name of Small Business Issuer in Its Charter)
                                  ------------------
                 NEW JERSEY               2834              22-2581418
                 (State Or          (Primary Standard    (I.R.S. Employer
              Jurisdiction of          Industrial         Identification
              Incorporation or     Classification Code         No.)
               Organization)             Number)
                                  ------------------
                                  383 ROUTE 46 WEST
                                 FAIRFIELD, NJ 07004
                                    (201) 882-1505
             (Address and Telephone Number of Principal Executive Offices
                           and Principal Place of Business)
                                  ------------------
                                   DANIEL GLASSMAN
                                CHAIRMAN OF THE BOARD
                            BRADLEY PHARMACEUTICALS, INC.
                                  383 ROUTE 46 WEST
                                 FAIRFIELD, NJ 07004
                                    (201) 882-1505
              (Name, Address and Telephone Number of Agent For Service)
                                  ------------------
                                      COPIES TO:

                                  ALAN S. GOLDSTEIN
                                  REID & PRIEST LLP
                                 40 WEST 57TH STREET
                              NEW YORK, NEW YORK  10019
                                    (212) 603-2000
                                  ------------------
             APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration
          Statement.

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                  ------------------

                           CALCULATION OF REGISTRATION FEE
      ========================================================================
                                            PROPOSED    PROPOSED
                                            MAXIMUM     MAXIMUM
     TITLE OF EACH          DOLLAR          OFFERING    AGGREGATE  AMOUNT OF
     CLASS OF SECURITIES    AMOUNT TO       PRICE PER   OFFERING   REGISTRATION
     TO BE REGISTERED       BE REGISTERED   UNIT(1)     PRICE(1)   FEE (1)
     -------------------------------------------------------------------------
     Class A Common          1,450,000       $2.02     $2,929,000   $1,010.00
     Stock, no par value      shares
     per share
     -------------------------------------------------------------------------
     Total                                             $2,929,000   $1,010.00
     =========================================================================
          (1) Determined pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices for shares of Class A Common
               Stock on October 8, 1997, as reported by the NASDAQ Stock
               Market.

                                  ------------------

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          =================================================================

                     SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997

          PROSPECTUS


                      1,450,000 SHARES OF CLASS A COMMON STOCK

                            BRADLEY PHARMACEUTICALS, INC.

             This Prospectus relates to an aggregate of 1,450,000 shares (the "Shares") of Class A Common Stock, without par value (the "Common Stock"), of Bradley Pharmaceuticals, Inc., a New Jersey corporation (the "Company"), proposed to be sold from time to time by Berlex Laboratories, Inc., a Delaware corporation (the "Selling Stockholder"). The Shares were originally acquired by the Selling Stockholder in private transactions negotiated with the Company during December 1996 and September 1997.

             Shares of the Company's Common Stock are traded on the Nasdaq National Market under the symbol "BPRX." On October 10, 1997, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $2.13 per share. See "Price Range of Common Stock."

             It is anticipated that the Selling Stockholder will offer the Shares for sale at prevailing prices on the Nasdaq National Market on the date or dates of sale. The Selling Stockholder also may make private sales of the Shares directly or through broker-dealers at prevailing market prices or at prices otherwise negotiated. None of the proceeds from the sale of the Shares will be received by the Company.

             All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company. All brokerage commissions and other selling expenses incurred by the Selling Stockholder will be borne solely by the Selling Stockholder. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

           FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
             INVESTORS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED
                   HEREBY, SEE "RISK FACTORS" BEGINNING AT PAGE 5.

                                  ------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                  ------------------

                        The date of this Prospectus is o, 1997

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, soliciation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                AVAILABLE INFORMATION

               The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market, and reports, proxy and information statements and other information concerning the Company also may be inspected and copied at the offices of the Nasdaq National Market, located at 1735 K Street, N.W., Washington, D.C. 20006. The Company also furnishes its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

               This Prospectus constitutes a part of the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain items of which have been omitted in this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the offering of the Shares, reference is hereby made to the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission set forth above.

                              FORWARD LOOKING STATEMENTS

               THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED, PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING
          POSSIBILITIES: (i) FAILURE OF THE COMPANY TO CARRY OUT SUCCESSFULLY ITS BUSINESS PLAN; (ii) FAILURE OF THE COMPANY TO SECURE ADDITIONAL FINANCING ON FAVORABLE TERMS, IF NECESSARY, TO SUPPORT OPERATIONS; (iii) LOSS OF KEY EXECUTIVES; (iv) HEIGHTENED COMPETITION; (v) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; AND (vi) UNANTICIPATED CHANGES IN INDUSTRY TRENDS. SEE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS."

                                  PROSPECTUS SUMMARY

               The follow summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                     THE COMPANY

               Bradley Pharmaceuticals, Inc. (the "Company") manufactures and markets over-the-counter and prescription pharmaceutical and health related products. The Company's product line currently includes dermatological brands (marketed by the Company's wholly-owned subsidiary, Doak Dermatologics, Inc. ("Doak")) and nutritional, respiratory, personal hygiene and internal medicine brands (marketed by the Company's Kenwood Laboratories division). Substantially all of the Company's dermatological product lines are manufactured and packaged at Doak's Westbury, New York facility. The Company's other product lines are manufactured and supplied by independent contractors under the Company's quality control standards. The Company's products are then marketed, either directly or through intermediaries, to wholesalers, retail chains and healthcare institutions throughout the United States and to distributors in selected international markets.

               The Company's growth strategy has been to make acquisitions of established products from major pharmaceutical organizations which the Company believes require intensified marketing and promotional attention. The Company believes that significant growth opportunities exist in this market niche as a result of the divestiture by major pharmaceutical companies of certain established product lines that have become less profitable in relation to their other products. As a result, the Company has acquired, and intends to continue to acquire, rights to manufacture and market pharmaceutical and health related products which are effective and for which a demonstrated market exists, but which are not actively promoted and where the surrounding competitive environment does not necessarily include major pharmaceutical companies.

               The Company's ability to make further product acquisitions will depend, among other things, on the availability of appropriate acquisition opportunities and financing and the Company's ability to consummate acquisitions on favorable terms. Because there can be no assurance that the Company will be able to consummate in a timely manner attractive acquisitions on favorable terms, management has focused, and will continue to focus, on developing and extending the Company's existing acquired product lines.

               The Company's most significant acquisition to date was in December 1993, when the DECONAMINE cold/flu/allergy product line was purchased from Berlex Laboratories, Inc., a subsidiary of Schering AG ("Berlex"). During September 1997, the Company satisfied its remaining payment obligations due to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE product line.

               The Company was incorporated under the laws of the State of New Jersey in January 1985. The Company's principal executive offices are located at 383 Route 46 West, Fairfield, New Jersey 07004, and its telephone number is (201) 882-1505.

                       SUMMARY HISTORICAL FINANCIAL INFORMATION

               The following table sets forth summary historical audited financial information and unaudited financial information for the Company at and for the dates indicated. The summary historical financial data of the Company (i) as of and for each of the two fiscal years ended December 31, 1996 have been derived from the audited financial statements of the Company and (ii) as of and for the six months ended June 30, 1996 and 1997 have been derived from the interim unaudited financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation of the Company's results of operations and financial condition. The historical financial information for the six months ended June 30, 1997 is not necessarily indicative of future results of operations.


          STATEMENT OF OPERATIONS DATA:

                                                      SIX MONTHS ENDED JUNE 30,
                         YEAR ENDED DECEMBER 31,             (UNAUDITED)
                      --------------------------     --------------------------

                           1996           1995            1997         1996
                           ----           ----            ----         ----

     Net Sales . . .  $12,769,266    $10,621,061     $7,373,970    $6,908,499

     Gross Profit  .  $ 9,457,953    $ 6,660,724     $5,566,594    $5,227,459

     Total Operating
       Expenses  . .  $ 7,709,446    $15,077,989     $5,000,474    $4,912,935

     Total Income
       (Loss)  . . .  $ 1,598,507    $(6,921,241)    $  342,370    $  314,524

     Net Income
       (Loss)
       Per Share . .        $0.22         $(0.94)         $0.04         $0.04

     Weighted Average
       Number
       of Shares
       Outstanding .    7,175,348      7,348,975      8,098,251     7,183,354


     BALANCE SHEET DATA:
                                                            AT JUNE 30,
                             AT DECEMBER 31,                (UNAUDITED)
                       ---------------------------- ---------------------------

                           1996           1995           1997          1996
                           ----           ----           ----          ----
     Working Capital
       (Deficit) . .   $ (2,828,800)  $ (4,928,064) $ (2,039,938) $ (4,232,850)

     Total Assets  .   $ 20,703,169   $ 26,899,949  $ 19,606,978  $ 23,680,483

     Total Long Term
       Debt  . . . .   $    530,964   $  4,491,050  $    326,292  $  4,901,281

     Total
       Liabilities .   $  8,887,969   $ 18,033,131  $  7,527,823  $ 14,349,139

     Retained
       Earnings
       (Accumulated
        Deficit) . .   $ (3,000,488)  $ (4,598,995) $ (2,658,117) $ (4,284,469)

     Stockholders'
       Equity  . . .   $ 11,815,200   $  8,866,818  $ 12,079,155  $  9,331,344

                                     RISK FACTORS

          The securities offered hereby are speculative in nature and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

          1. Dependence on DECONAMINE(R) Product Line Sales; Uncertainty Regarding Future Marketing of DECONAMINE(R). For the fiscal year ended December 31, 1996 ("Fiscal 1996"), and the six months ended June 30, 1997, sales of the Company's DECONAMINE(R) product line accounted for approximately 51% and 45%, respectively, of the Company's Fiscal 1996 and six months ended June 30, 1997 net sales. As such, the Company's operations can be deemed to be dependent on the Company's ability to market and sell its DECONAMINE(R) product line. There can be no assurance, however, that the Company can continue to successfully promote and market its DECONAMINE(R) product line.

          All over-the-counter cough/cold products are regulated by the United States Food and Drug Administration (the "FDA") pursuant to monographs which specify permissible active ingredients, labeling and indications and also determine when specific drug products, such as the DECONAMINE(R) line of products, change from prescription to over-the-counter status (i.e., a status not requiring a prescription for the product purchase). The Company's DECONAMINE(R) product line, which currently has prescription status, falls under these monographs. Once a final monograph is issued by the FDA with respect to a product, the product historically can remain as a prescription product for up to one additional year. The Company anticipates that final monographs for the Company's DECONAMINE(R) product line, thereby converting the product line from prescription status to over-the-counter status, are expected to be issued by the FDA after April 1998. The Company currently intends to continue to market and distribute its DECONAMINE(R) line of products as prescription products for as long as it may lawfully continue to do so. The Company is exploring its marketing and distribution strategy relating to its DECONAMINE(R) product line after final monographs covering these products are issued, and, as such, it is not currently possible for the Company to predict how its operations and financial condition will be affected, or whether it will have resources sufficient to aggressively market the DECONAMINE(R) line of products, if, and when, this product line is converted from prescription status to over-the-counter status.

          Further, the Company's DECONAMINE(R) SR product requires the Company to file an Abbreviated New Drug Application (an "ANDA") with the FDA to be in compliance with the regulation that all controlled release products, like DECONAMINE(R) SR, be the subject of an ANDA. The cost of this ANDA is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform the clinical studies required for the issuance of the ANDA. As of the date of this Prospectus, the Company had paid approximately $180,000 with respect to this project. This project is expected to be completed and submitted to the FDA during 1998. Completion of this research and development project is subject, however, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds necessary for completing the ANDA with respect to its DECONAMINE(R) SR product. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business."

          2. Reliance on Manufacturers and Suppliers. Prior to 1994, the Company did not own or operate any manufacturing or production facilities. Rather, the Company's products were manufactured and supplied by independent companies, many of which also manufactured and supplied products for many of the Company's competitors. While the Company currently manufacturers and assembles its Doak line of products, which products accounted for approximately 32% of the Company's Fiscal 1996 net sales, the remainder of the Company's products, including the DECONAMINE(R) line of products, continue to be manufactured and supplied by independent companies. While the Company has entered into a renewable three year contract with Upsher Smith for the manufacture of LUBRIN , the Company does not generally have any licensing or other supply agreements with its manufacturers or suppliers for its products and is currently dependent upon a limited number of potential suppliers. Any of these suppliers could terminate their relationship with the Company at any time. The Company has from time to time experienced delays in shipments from some of its vendors. Although management believes it can obtain replacement manufacturing arrangements, the absence of such agreements between the Company and its present suppliers may, in certain instances, have an adverse effect upon the Company's sales and marketing efforts. To date, the Company has not encountered any problems, or experienced delays, in locating alternative manufacturers and suppliers. Further, all of the Company's pharmaceutical suppliers must be authorized under FDA regulations or specific approvals and must manufacture the Company's products in authorized facilities pursuant to federally regulated current good manufacturing practices ("CGMP'S"). There can be no assurance that in the event the Company were to experience difficulties with its present manufacturers or suppliers, the Company would not experience delays in obtaining products which could materially adversely affect its operations. See "Business."

          3. Pharmaceutical Manufacturer. All pharmaceutical manufacturers, including the Company, are subject to extensive federal and state regulations, and the Company cannot predict the extent to which it may be affected in the future by legislative and other regulatory developments concerning its products. In the United States, drug products manufactured or sold by the Company are subject to regulation by the FDA, principally under the Federal Food, Drug and Cosmetic Act, as well as by other federal and state agencies. The FDA regulates all aspects of the testing, manufacture, safety, labeling, storage, record keeping, advertising and promotion of new and old drugs, including the monitoring of compliance with cGMP'S. Non-compliance with applicable requirements can result in fines and other sanctions, including the initiation of product seizures, injunction actions and criminal prosecutions based on practices that violate statutory requirements. In addition, administrative remedies can involve voluntary recall of products, as well as the withdrawal of approval of products in accordance with due process procedures. Similar regulations exist in most foreign countries in which the Company's products are distributed or sold. The restriction or prohibition of sales of products marketed by the Company could also materially and adversely affect the Company's business.

          As a pharmaceutical manufacturer, the Company may be subject to periodic inspections of its manufacturing facilities by the FDA. cGMP violations or good record keeping deficiencies uncovered by the FDA in such inspections could have an adverse affect on the Company's operations. The Company's manufacturing facility has been inspected by the FDA, which found the site to then be in compliance with cGMP'S. There can be no assurance that the Company's manufacturing facility will, in the future, continue to be operated in compliance with cGMP'S. See "Business - Manufacturers and Suppliers" and "Marketing and Sales."

          4. Past Due Nature of Accounts Payable. The Company, at September 30, 1997, had approximately $700,000 of accounts payable that were more than 90 days past due. None of these accounts payable, however, was in excess of $100,000. Moreover, the Company believes that it has meritorious defenses and legitimate rights of offset with respect to a portion of these accounts payable, and has received indications from creditors that such creditors are willing to refrain from taking enforcement action against the Company while the Company attempts to negotiate or restructure its financial obligations to them. Notwithstanding the foregoing, the Company presently lacks the cash resources or borrowing base necessary to satisfy in full these past due accounts payable if it were required to satisfy them immediately. There can be no assurance that the Company's creditors will continue to refrain from commencing or otherwise initiating enforcement or other collection actions against the Company with respect to the Company's past due accounts payable. The initiation of any such enforcement or collection actions could have a material adverse affect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          5. Industry Consolidation Among Wholesalers. The pharmaceutical distribution industry has recently experienced a significant consolidation among wholesalers. As a consequence, channels for wholesale pharmaceutical distribution are less abundant than historically available. As a consequence, the Company is dependent on a fewer number of wholesalers to distribute its products and the Company's ability to negotiate price terms with such wholesalers has been eroded. While management of the Company believes that this consolidation among wholesalers will ultimately reduce the Company's distribution costs, the Company's inability to aggressively negotiate price terms with wholesalers, over the long term, could inhibit the Company's efforts to achieve targeted profit margins. Notwithstanding the Company's ability to by-pass the wholesale distribution network by distributing its products to end-users directly, there can be no assurance that the continued or future consolidation among pharmaceutical wholesalers will not materially adversely affect the Company's operations or financial condition. See "Business."

          6. Expansion Risks; Capital Requirements; Pledge of Substantially All Assets. The Company's principal strategy is to continue to expand its business through the acquisition of businesses and new products, as well as product line extensions, and increased marketing, distribution, manufacturing and assembling activities. The Company seeks products that it believes can be profitable under the Company's management and in which there are no adverse FDA rulings. To date, none of the Company's products have been subject to any adverse FDA ruling and the Company has no reason to believe that any of its current products will become the subject of any adverse FDA ruling. There is no guarantee that sales of newly acquired products will be profitable to the Company or that such products will meet anticipated sales levels. Moreover, while the Company anticipates making future acquisitions in accordance with its strategic plan, no assurance can be given that the Company will consummate any future acquisitions or that the Company will be able to achieve the same rates of return and historical sales levels of any product acquired. In addition, expansion of the Company's marketing and distribution activities will require the Company to attract and retain additional qualified personnel. Although the Company, to date, has attracted and retained qualified personnel, there is no assurance that the Company will be able to continue to recruit or retain personnel of the requisite caliber or in adequate numbers to enable it to implement its business strategy. Moreover, no assurance can be given that the Company will be able to successfully integrate any newly acquired product or business into the Company's operations. The failure to do so could have a material adverse effect on the financial condition and operations of the Company.

          The Company's expansion strategy presupposes the Company's ability to finance new product acquisitions from existing working capital, positive cash flow from operations and/or new borrowings. While the Company is not currently prohibited from other borrowings of money, its ability to grant liens upon, and security interests in, its assets is restricted by the terms of the Company's current credit facility with The CIT Group ("CIT"), in whose favor the Company has granted a lien on, and security interest in, substantially all of the Company's assets to secure the Company's obligations to CIT under the CIT credit facility. The existence of the encumbrances covering the Company's assets granted in favor of CIT could adversely affect the Company's ability to secure new or asset-based borrowings if necessary. Accordingly, there can be no assurance that the Company will be able to borrow, on commercially reasonable terms or otherwise, new funds in the future, if necessary, to finance further acquisitions or support operations. The Company currently has not identified any specific potential acquisitions and no assurance can be given that additional capital will be available to the Company in the future, if needed, to finance further acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

          7.  Explanatory Paragraph in Report of Independent Public Accountants.

     The Company's independent certified public accountants have included an explanatory paragraph in their report on the Company's Fiscal 1996 financial statements stating that certain factors cause a substantial doubt about the ability of the Company to continue as a going concern. See Financial Statements.

          8. Competition. The business of distributing pharmaceutical and health related products is highly competitive. The Company competes primarily against established pharmaceutical and consumer product companies which currently market products that are equivalent or functionally similar to those the Company markets. The Company focuses its marketing efforts on products, the major competition for which are products sold by companies other than major firms in the pharmaceutical industry, and seeks to compete based on targeted marketing and promotional programs and lower prices. There can be no assurance that the Company will be successful in this regard. Moreover, there can be no assurance that major pharmaceutical companies will not develop and market new and innovative products competitive with any of the Company's products. Further, since most of the Company's products are not protected by issued patents, products similar in composition and intended use could be manufactured and distributed by the Company's competitors. Most of the Company's competitors possess substantially greater financial, technical and other resources that the Company. See "Business-Competition."

          9. Product Liability. Pharmaceutical and health related products, such as those marketed by the Company, may carry certain health risks and, consequently, the Company may be exposed to potential product liability claims by consumers. The Company maintains a product liability insurance policy providing direct coverage in the aggregate amount of $3,000,000 and is an additional insured under its manufacturers' policies. The Company's present insurance may not be adequate in the event of an adverse judgment against the Company. In the event that any product liability claim is not fully funded by applicable insurance, or if the Company is unable to recover damages from the manufacturer of the product that may have caused such injury, the Company will be required to pay such claims from its own funds. Any such payment could have a material adverse affect on the Company's financial condition. In addition, there is no assurance that the Company will be able to maintain its liability insurance in effect in the future at reasonable premium rates, if at all. See "Business-Product Liability Insurance."

          10. Government Regulation. The Company's products are subject to rigorous regulation by the FDA and by state authorities, primarily under the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder (along with comparable state laws). These laws regulate the manufacture, shipping, storage and sale of such products, including cGMP'S, and the storage and use of samples. The FDA, Federal Trade Commission and state authorities also regulate the advertising of prescription and over-the-counter products. The Company has received assurance from its suppliers that all of the products meet the applicable regulatory standards in all substantial respects. There is, however, no assurance that the Company's current or future suppliers will meet all applicable standards.
     A failure to meet such standards could substantially adversely impact the Company's business. Adverse governmental enforcement efforts or future adverse regulatory changes could also result in a cessation of sales of a product, in penalties, adverse publicity and/or recalls or criminal sanctions.

          Certain of the Company's pharmaceutical products are sold over-the-counter (i.e., without a prescription). These products are subject to FDA regulations known as monographs, which specify, among other things, permissible active ingredients, labeling and indications. No assurance can be given that future FDA enforcement or regulatory decisions or changes to monographs will not hamper the Company's marketing efforts at considerable cost to the Company or render the Company's products unlawful for commercial sale, causing the Company to withdraw its products from the marketplace or spend substantial funds reformulating the products. See "Business-Government Regulation."

          11. Chargebacks and Rebates. Chargebacks and rebates are the difference between the prices at which the Company sells its products (principally DECONAMINE(R)SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged back to the Company or rebated to the end- user at the time of sale to the wholesaler. Over recent years, the managed care system of chargebacks and rebates gained greater acceptance by the pharmaceutical industry in general. Managed care organizations increasingly began using these sales price adjustments (chargebacks and rebates) as a method to reduce overall costs in drug procurement. Levels of chargebacks and rebates have increased momentum and have caused a greater need for more sophisticated tracking and data gathering to confirm sales at contract prices to end-users with respect to related Company sales to wholesalers. The Company believes it has implemented new procedures, systems and policies to more closely monitor the managed care and government sales areas of its business, including higher reserves based upon more conservative estimates. Management records an accrual for chargebacks and rebates based upon factors including current contract prices, historical chargeback rates and actual chargebacks claimed. The amount of actual chargebacks claimed could, however, differ (either higher or lower) in the near term from the amounts accrued by the Company and could materially impact the Company's financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          12. Control by Insiders. The beneficial holdings of the executive officers and directors of the Company include 1,648,747 shares of Class A Common Stock and 402,821 shares of Class B Common Stock, without par value (the "Class B Common Stock"), which Class B Common Stock possesses five votes per share (other than with respect to the election of directors). At all times while there are at least 325,000 shares of Class B Common Stock issued and outstanding, holders of the Class B Common Stock, voting as a separate class, have the right to elect a majority of the Board of Directors of the Company. Accordingly, the executive officers and directors of the Company currently have the ability, and it is anticipated that in the future they will continue to have the ability, to elect a majority of the Company's directors and thereby otherwise authorize certain corporate transactions without concurrence of the "outside" public stockholders of the Company. See "Principal Stockholders."

          13. Dependence on Key Personnel. The Company's day to day operations are managed by its President, Chief Executive Officer and Chairman, Daniel Glassman. Mr. Glassman does not currently have an employment agreement with the Company. The loss of the services of Mr. Glassman would materially adversely affect the conduct of the Company's business. See "Management."

          14. Outstanding Warrants and Options; Shares Eligible for Future Sale. There are currently outstanding a substantial number of options and warrants entitling the holders thereof to purchase shares of Class A Common Stock. In addition, the holders of shares of Class B Common Stock have the unilateral right, exercisable at any time, to convert their shares of Class B Common Stock into shares of Class A Common Stock. If all outstanding warrants and options were exercised and all shares of Class B Common Stock converted into shares of Class A Common Stock, approximately an additional 3,091,397 shares of Class A Common Stock would be required to be issued and be outstanding. The sale, or availability for sale, of such substantial amounts of additional shares of Class A Common Stock in the public marketplace could adversely affect the prevailing market price of the Company's securities and otherwise impair the Company's ability to raise additional capital through the sale of its equity securities. See "Description of Securities."

          15. Dividends Prohibited and Otherwise Unlikely. The Company's credit facility with CIT currently prohibits the payment by the Company of any cash dividends at any time while amounts remain outstanding under the CIT credit facility. Moreover, and without giving effect to the terms of the CIT credit facility, the Company currently does not intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance and expand the Company's business.

          16. Environmental Matters. On April 8, 1994, the Company was apprised by the New York State Department of Environmental Conservation ("NYSDEC") that Doak's current leased manufacturing facility located on adjoining parcels at 67 Sylvester Street and 62 Kinkel Street, Westbury, New York, is located in the New Cassel Industrial Area, which had been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites (the "Registry"). The real property on which Doak's current manufacturing facility is situated is owned by and leased to the Company by Dermkraft, Inc., an entity owned by the former controlling stockholders and officers of Doak.

          On February 7, 1995, the Company was apprised by the NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated April 21, 1995, the NYSDEC notified the Company that it intended to investigate the Company's current manufacturing facility to determine if hazardous substances had previously been deposited on that property. By letter dated October 24, 1995, NYSDEC notified Dermkraft, Inc. that the Company's current manufacturing facility is included in or near an inactive hazardous waste site described as "Kinkel and Sylvester Streets" and that NYSDEC intends to conduct a Preliminary Site Assessment to study the site and immediate vicinity. The Company has been advised that NYSDEC has made a preliminary determination to include the 62 Kinkel Street portion of the current manufacturing facility on the Registry and that the 67 Sylvester Street portion of the facility will not be included, but those determinations could change before they are finalized. Thereafter, by letter dated May 3, 1996 and addressed to Dermkraft, Inc., the NYSDEC notified Dermkraft that the site at 62 Kinkel Street has been listed on the Registry due to the presence of trichloroethylene ("TCE") in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak as the current tenant but do not refer to any activities of Doak or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material. With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes, but no assurance can be given, that Doak will not be obligated to contribute to any remediation costs, if any are required. See "Business - Environmental Matters."

          17. Anti-takeover Provisions; Class B Common Stock; Authorization of Preferred Stock. The Company's charter authorizes the issuance of up to 2,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors. The authorization of such preferred stock empowers the Board of Directors, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company.
     To date, no shares of preferred stock have been issued. In addition, the Company is and will continue to be, subject to the anti-takeover provisions of the New Jersey Corporation Law, which could have the effect of delaying or preventing a change of control of the Company.

          The Company's charter also provides that at all times while there are at least 325,000 shares of Class B Common Stock issued and outstanding, the holders of such shares of Class B Common Stock shall have the right, voting as a separate class, to elect a majority of the Board of Directors of the Company. As of the date of this Prospectus, 431,552 shares of Class B Common Stock are issued and outstanding, 311,736 shares of which are beneficially owned by Daniel Glassman, the Company's President, Chief Executive Officer and Chairman of the Board. As such, Mr. Glassman may be deemed to effectively control the Company and the existence of these shares of Class B Common Stock could have the effect of preventing a change of control of the Company. See "Principal Stockholders" and "Description of Securities."

          18. Fluctuations in Stock Price. The trading price of the Company's Class A Common Stock has fluctuated. The price at which shares of Class A Common Stock trade is determined in the marketplace and may be influenced by many factors, including the performance of, and investor expectations for, the Company, the trading volume in the Class A Common Stock and general economic and market conditions, including pending or newly enacted legislation or regulations impacting the Company's business. This volatility has also substantially affected the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of the Company's Class A Common Stock. Further, the registration of the shares of Class A Common Stock included in this Prospectus could create additional selling pressures on the trading market for outstanding shares of Class A Common Stock. There can be no assurance as to the price at which the shares of Class A Common Stock of the Company will trade in the future. See "Price Range of Class A Common Stock."


                                   USE OF PROCEEDS

          The Company will not receive any proceeds from the sale by the Selling Stockholder of the Shares being registered in the Registration Statement of which this Prospectus forms a part.


                                   DIVIDEND POLICY


          The Company has never declared or paid any cash dividends on its shares of Class A Common Stock and does not anticipate paying any such cash dividends in the foreseeable future. The Company currently intends to retain any earnings for use in the operation and expansion of its business.

     In addition, the Company is subject to certain covenants in its credit facility with CIT which restrict the Company's payment of cash dividends while amounts remain outstanding under the CIT credit facility.


                         PRICE RANGE OF CLASS A COMMON STOCK

          Shares of the Company's Class A Common Stock are traded on the Nasdaq National Market under the trading symbol "BPRX." No other class of the Company's common stock is publicly traded.

          The following table sets forth the high and low sales prices for shares of the Company's Class A Common Stock on the Nasdaq National Market for the periods indicated:

                                             HIGH SALE      LOW SALE
                                             ---------      --------
     FISCAL YEAR ENDED DECEMBER 31, 1995
          First quarter  . . . . . . . .        $4.50        $3.63
          Second quarter . . . . . . . .         4.25         3.34
          Third quarter  . . . . . . . .         4.06         2.94
          Fourth quarter . . . . . . . .         3.94         0.94
     FISCAL YEAR ENDED DECEMBER 31, 1996
          First quarter  . . . . . . . .        $2.09        $1.09
          Second quarter . . . . . . . .         1.81         1.22
          Third quarter  . . . . . . . .         1.66         0.78
          Fourth quarter . . . . . . . .         1.53         0.63
     FISCAL YEAR ENDED DECEMBER 31, 1997
          First quarter  . . . . . . . .        $1.44        $0.81
          Second quarter . . . . . . . .         1.47         1.03
          Third quarter  . . . . . . . .         1.63         1.10
          Fourth quarter (through October
          10, 1997)  . . . . . . . . . .         2.31         1.63

               On October 10, 1997, the last sale price for shares of the Company's Class A Common Stock as reported by the Nasdaq National Market was $2.13 per share. At October 10, 1997, there were approximately 250 holders of record of shares of Class A Common Stock. Based on information available to the Company, the Company believes that there are approximately 2,300 beneficial holders of shares of Class A Common Stock held in "street" or other nominee name.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS

          LIQUIDITY AND CAPITAL RESOURCES

               On June 30, 1997, the Company had negative working capital of $(2,039,938), a positive increase of $788,862 over December 31, 1996 negative working capital of $(2,828,800). Improvement in the Company's working capital position at June 30, 1997 was primarily due to operating profit and positive cash flow from operations during the six months ended June 30, 1997 and the Company's reversal during the six months ended June 30, 1997 of $229,000 of reserves previously recorded for chargebacks and rebates.

               Working capital as of June 30, 1997 included an increase of $650,903 in cash and cash equivalents. Additionally, current liabilities decreased $1,155,474 from balances at December 31,

          1996 as accounts payable and accrued expenses were reduced. For the six month period ended June 30, 1997, accounts receivable decreased $761,405, inventories decreased $99,162 and prepaid samples/materials decreased $281,180 from levels existing at December 31, 1996, reflecting the normal seasonality of the Company's second quarter operations.

               On September 19, 1997 (the "Closing"), the Company consummated the negotiated settlement of all of its outstanding obligations to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE(R) line of cough and cold products. Immediately prior to the Closing, the Company was indebted to Berlex in the approximate aggregate amount of $2,500,000. As security for the satisfaction of its obligations to Berlex, the Company had granted to Berlex a lien covering all of the Company's accounts receivable and warranted to Berlex that until such time as all of the Company's obligations to Berlex were satisfied, the Company would not, generally, without Berlex's consent, grant any person a security interest in, or create a lien upon, any of the Company's assets.

               At the Closing, in satisfaction of all outstanding obligations then owing to Berlex (approximately $2,500,000 in the aggregate), and in consideration of Berlex's release of its lien covering the Company's accounts receivable, the Company (i) paid to Berlex $1,150,000 million in cash, plus accrued interest (the "Cash Payment"), (ii) issued to Berlex 450,000 shares of Class A Common Stock of the Company (which, when added with the other shares of Class A Common Stock previously issued to Berlex, represented, at the time of issuance, approximately 19% of the outstanding Class A Common Stock of the Company) and (iii) agreed to issue to Berlex, when permissible in accordance with applicable state corporate law, warrants entitling Berlex to purchase, under certain conditions, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share. These warrants are subject to certain anti-dilution provisions and expire two years after issuance, subject to extension under certain conditions.

               In order to raise the funds necessary for the Company to make the Cash Payment to Berlex, the Company, concurrently with the Closing, entered into a $3,000,000 revolving credit facility with CIT. Advances under this facility are calculated pursuant to a formula which is based upon the Company's then "eligible" accounts receivable and inventory levels. This line of credit has an initial term of three years and is renewable for successive periods of two years each. Interest accrues on amounts from time to time outstanding under this facility at the rate equal to the prime rate of interest from time to time announced by The Chase Manhattan Bank as its prime rate of interest plus 2 1/4%. The Company's obligations under this credit facility have been secured by the grant by the Company to CIT of a lien upon, and the pledge of a security in, substantially all of the Company's assets, including the Company's accounts receivable, inventory and intangible assets (subject to prior liens). The credit facility contains certain covenants and restrictions concerning the Company's operations, generally, and the Company's obligations under this facility have been personally guaranteed, to a limited extent, by Daniel Glassman, the Company's Chairman of the Board and Chief Executive Officer.

               All over-the-counter cough/cold products are regulated by the FDA pursuant to monographs which specify permissible active ingredients, labeling and indications and also determine when specific drug products, such as the DECONAMINE(R) line of products, change from prescription to over-the-counter status (i.e., a status not requiring a prescription for the product purchase). The Company's DECONAMINE(R) product line, which currently has prescription status, falls under these monographs. Once a final monograph is issued by the FDA with respect to a product, the product historically can remain as a prescription product for up to one additional year. The Company anticipates that final monographs for the Company's DECONAMINE(R) product line, thereby converting the product line from prescription status to over-the-counter status, are expected to be issued by the FDA after April 1998. The Company currently intends to continue to market and distribute its DECONAMINE(R) line of products as prescription products for as long as it may lawfully continue to do so. The Company is presently exploring its marketing and distribution strategy relating to its DECONAMINE(R) product line after final monographs covering these products are issued, and, as such, it is not currently possible for the Company to predict how its operations and financial condition will be affected, or whether it will have resources sufficient to aggressively market the DECONAMINE(R) line of products, if, and when, this product line is converted from prescription status to over-the-counter status.

               Further, the Company's DECONAMINE(R) SR product requires the Company to file an ANDA with the FDA to be in compliance with the regulation that all controlled release products, like DECONAMINE(R) SR, be the subject of an ANDA. The cost of this ANDA is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform the clinical studies required for the issuance of the ANDA. As of the date of this Prospectus, the Company had paid approximately $180,000 with respect to this project. This project is expected to be completed and submitted to the FDA during 1998. Completion of this research and development project is subject, however, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds necessary for completing the ANDA with respect to its DECONAMINE(R) SR product. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R)
          SR would have a material adverse effect on the Company's business.

               While the Company, at September 30, 1997, had approximately $700,000 of accounts payable that were more than 90 days past due, the Company has received indications from creditors that they are willing to continue to refrain from commencing enforcement or collection actions against the Company while the Company negotiates or attempts to restructure its financial obligations to these creditors. Moreover, the Company believes that it has meritorious defenses and legitimate rights of offset with respect to a portion of these accounts payable. Notwithstanding the foregoing, the Company presently lacks the cash resources or borrowing base necessary to satisfy in full these past due accounts payable if the Company were required to satisfy them immediately.

               On December 31, 1996, the Company had negative working capital of $(2,828,800), a positive increase of $2,099,264 over the December 31, 1995 negative working capital of $(4,928,064). The Company's working capital position for Fiscal 1996 was positively affected by a legal settlement with the Company's distributor in Canada which yielded approximately $1,600,000 after expenses. These settlement proceeds were used by the Company to satisfy, in part, existing obligations, including accounts payable and current maturities of long term debt.

               During Fiscal 1996, the Company effectively reduced its accounts payable and accrued expense balances, as compared to its balance at December 31, 1995, by approximately $3,900,000. This was accomplished principally by the Company's utilizing a majority of the aforementioned settlement proceeds and favorably settling outstanding amounts due to vendors which yielded approximately $400,000 in additional savings. The Company also instituted cost savings initiatives by reducing samples, materials and finished goods inventory on hand. The Company continued to reduce the impact of managed care and government contracts by canceling unprofitable contracts and increasing prices on others.

               The Company's Fiscal 1996 working capital position was further favorably affected by an interim restructuring of the obligations then due Berlex arising out of the 1993 DECONAMINE(R) acquisition. This interim restructuring resulted in the Company's reducing, from approximately, $7,300,000, to approximately $3,500,000, the outstanding cash obligation then negotiated and due to Berlex.

               Working capital for Fiscal 1996 further included an increase in accounts receivable balances over Fiscal 1995 of approximately $500,000 and a decrease in the Company's inventory and prepaid samples and materials of approximately $1,200,000 as the Company reduced its quantities of inventory and prepaid samples and materials on hand.

               With the exception of the capital necessary for the Company to complete the ANDA with respect to the Company's DECONAMINE(R) SR product and to satisfy its past due accounts payable, if necessary, the Company believes that it will have sufficient cash flow from operations to support its working capital requirements over the next twelve months.

               Effective January 1997, the Company implemented a 401(K) Retirement Plan for employees pursuant to which the Company will match, with shares of the Company's Class A Common Stock, employee contributions up to 25% of the employee's first 6% of contributions made per year. All matching stock contributions will be valued at fair market value as of the date of the match. The Company expects to expense with respect to this Retirement Plan less than $50,000 for the fiscal year ending December 31, 1997 based upon currently available information.

               In addition, during January 1997, the Company began a program to repurchase in open market or privately negotiated transactions over a 24-month period, up to 5% of the Company's outstanding Class A Common Stock. As of September 30, 1997, the Company has repurchased an aggregate of 98,700 shares of Class A Common Stock at a total cost of $130,054. These shares are held by the Company as treasury shares to be used for purposes deemed necessary by the Company's Board of Directors, including funding the Company's 401(k) Retirement Plan matching contribution.

          RESULTS OF OPERATIONS

          SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

               Chargebacks and rebates are the difference between prices at which the Company sells its products (principally DECONAMINE(R)
          SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged back to the Company or rebated to the end-user at the time of sale to the wholesaler.

               GROSS SALES (sales prior to chargebacks, rebates, returns and discounts) for the six months ended June 30, 1997 were $10,527,070. These sales results represented a $763,020 decrease from gross sales for the six months ended June 30, 1996. This decrease was primarily the result of a decrease in the volume of DECONAMINE(R) product line sales during the six months ended June 30, 1997. A combination of several other factors helped contribute to this decrease, including the Company's policy of reducing sales to unprofitable accounts. Increased sales of Doak products, especially Formula 405(R) /A.H.A., Acid Mantle(R) and Trans-Ver-Sal(R), helped offset the decline in DECONAMINE(R) sales. Gross sales for the Company's DECONAMINE(R) product line accounted for approximately 59% of gross sales for the six months ended June 30, 1997, versus 68% of gross sales for the six months ended June 30, 1996.

               NET SALES (net of all adjustments to sales) for the six months ended June 30, 1997 were $7,373,970, representing an increase of $465,471 for the six months ended June 30, 1997. The net sales increase for the six month period primarily reflects increases in the sales of the Company's Doak products of $839,009 (40%). The Company's analysis of the trend in actual chargebacks and rebates resulted in a decrease in the percentage used to adjust gross sales to net sales for the six months ended June 30, 1997, resulting in increased net sales and profits of $45,000. Additionally, during the six months ended June 30, 1997, net sales were positively impacted by the Company's reversal of previously established reserves of $229,000 ($143,000 from 1997 and $86,000 from prior years). Based upon the reduction in actual chargeback and rebate trend, the release of these reserves reflects improvements in processing chargebacks and rebates as well as less reliance on managed care sales. Any future reversals will reflect continuing and future analysis of this trend. There can be no assurance, however, that this trend will continue.

               COST OF SALES for the six months ended June 30, 1997 were $1,807,376, representing an increase in cost of sales of $126,336 from the cost of sales for the six months ended June 30, 1996. The Company's gross profit margin for the six months ended June 30, 1997 was 75%, compared to 76% during the six months ended June 30, 1996. This decrease reflects a change in the mix of the Company's sales with greater sales of Doak products which traditionally carry a lower gross profit percentage.

               SELLING, GENERAL AND ADMINISTRATIVE EXPENSES were $4,011,810 for the six months ended June 30, 1997, representing an increase of $351,803 (10%) over selling, general and administrative expenses for the six months ended June 30, 1996. This increase principally reflects increased investment in the sales and marketing areas, partially offset by savings in research and development costs. The Company, however, continues to implement steps designed to reduce expenses and maintain cost controls.

               DEPRECIATION and AMORTIZATION EXPENSES for the six months ended June 30, 1997 were $806,064, representing a decrease of $106,115 as compared to the comparable period ended June 30, 1996. This decrease reflects lower amortization expenses on product acquisitions, principally due to intangible asset reduction associated with the restructuring of the Company's obligations to Berlex arising out of the DECONAMINE(R) acquisition.

               INTEREST EXPENSE - NET for the six months ended June 30, 1997 decreased by $158,159 as compared to the comparable period ended June 30, 1996. This decrease was principally due to debt reduction associated with the DECONAMINE(R) product line acquisition.

               NET INCOME for the six months ended June 30, 1997 was $342,370, representing an increase in net income of $27,846 (9%) for the six months ended June 30, 1997 as compared to the comparable period during 1996. This increase in net income is after the provision for income taxes of $223,750 for the six months ending June 30, 1997 and the reversal of the aforementioned reserves of $229,000. No income taxes were provided for in the first six months of 1996 because of tax loss carryforwards from prior years.

               NET INCOME PER COMMON SHARE for the six months ended June 30, 1997 was $.04. Net income per common share was similarly $.04 for the six months ended June 30, 1996. Computations of net income per common share for the six months ended June 30, 1997 and 1996 do not include the effect of stock equivalents because the inclusion of such stock equivalents would be antidilutive or not materially dilutive.

          FISCAL 1996 COMPARED TO FISCAL 1995

               Chargebacks and rebates received by the Company were re-evaluated during the third quarter of the fiscal year ended December 31, 1995 ("Fiscal 1995"), which resulted in the Company's changing its prior estimates for managed care sales relating to DECONAMINE(R) SR. Further, during the third quarter of Fiscal 1995, the Company realized a change in its mix of managed care and government sales as certain large customers who had been purchasing DECONAMINE(R) SR directly from the Company during the year ended December 31, 1994 began, in Fiscal 1995, to buy indirectly through wholesalers in larger quantities. As a result, during Fiscal 1995, the Company recorded a change in estimate for chargebacks relating principally to government and managed care sales of DECONAMINE(R) SR made in prior periods.
          The re-estimate for chargebacks and rebates recorded in the third quarter of Fiscal 1995 resulted in a $1,300,000 charge to operations.

               NET SALES for Fiscal 1996 were $12,769,266, representing an increase of $2,148,205, or approximately 20%, from Fiscal 1995 net sales. This increase in net sales was primarily due to (i) an increase in the net average selling prices (after trade price adjustments) of DECONAMINE(R), (ii) the impact of the 1995 sales decrease of $1,300,000 resulting from a change in estimate, (iii) the impact of the acquisition of ACID MANTLE(R) in May 1996, which contributed approximately $500,000 to net sales and (iv) a significant decrease during Fiscal 1996 in chargebacks, rebates and trade promotion discounts.

               Net sales of the DECONAMINE(R) product line accounted for approximately 51% of overall net sales for Fiscal 1996 compared to approximately 40% of overall net sales for Fiscal 1995. DECONAMINE(R) unit sales during Fiscal 1996 decreased by approximately $2,700,000 million, or 17%, because the Company canceled contracts with managed care organizations, buying groups and the United States government which fell below targeted profit contributions. This decrease, which was planned by the Company, was offset by renegotiated higher prices on certain other managed care and government contracts, the affect of which the Company has and will continue to recognize in future periods.
          Chargebacks and rebates, principally relating to DECONAMINE(R) SR and CARMOL(R), were $6,500,000 for Fiscal 1996 as compared to $11,700,000 for Fiscal 1995 (including a change in estimate for prior periods of $1,300,000). During Fiscal 1996, the Company received monetary concessions of approximately $275,000 from managed care vendors receiving rebates.

               During Fiscal 1995, DECONAMINE(R) sales (purchased through wholesalers to the United States Government and affiliated agencies) accounted for approximately 25% of the Company's gross sales, but less than 10% of net sales. During Fiscal 1996, a significant amount of these contracts were renegotiated by the Company at higher prices and DECONAMINE(R) sales to the United States Government and affiliated agencies, through wholesalers, accounted for approximately 27% of the Company's gross sales and 9% of net sales.

               During Fiscal 1996, the managed care system of chargebacks and rebates gained greater acceptance by the pharmaceutical industry in general. Managed care organizations increasingly began using these sales price adjustments (chargebacks and rebates) as a method to reduce overall costs in drug procurement. Levels of chargebacks and rebates increased momentum during Fiscal 1996 and caused a greater need for more sophisticated tracking and data gathering to confirm sales at contract prices to end users with respect to related Company sales to wholesalers. The Company believes it has implemented new procedures, systems and policies to more closely monitor the managed care and government sales areas of its business, including higher reserves based upon more conservative estimates.

               COST OF SALES for Fiscal 1996 was $3,311,313, representing a decrease from Fiscal 1995 cost of sales of $649,024, or approximately 16%. This decrease was primarily due to the Company's sales product mix. The Company's gross profit margin for Fiscal 1996 was 74% as compared to 63% during Fiscal 1995. The increase in the Company's gross profit margin in Fiscal 1996 was primarily attributed to DECONAMINE(R) SR sales at higher gross profit margins and the negative impact of the change in estimate on the Fiscal 1995 gross profit margin.

               SELLING, GENERAL AND ADMINISTRATIVE EXPENSES were $6,947,871 for Fiscal 1996, representing a decrease of $5,913,887, or approximately 46%, from Fiscal 1995 expenses. This reduction was the result of cost saving initiatives implemented by the Company during the fourth quarter of Fiscal 1995 and throughout Fiscal 1996 which included reducing payroll, advertising and promotional expenses, as well as curtailing research and development efforts. In addition, the Company received monetary concessions of approximately $125,000 from its vendors and suppliers during Fiscal 1996 for immediate payments from the proceeds of the Company's legal settlement. See "Other Income" below.

               DEPRECIATION AND AMORTIZATION EXPENSES for Fiscal 1996 were $1,855,141, representing an increase of $165,154, or approximately 10%, as compared to similar expenses for Fiscal 1995. This increase was principally due to amortization of intangibles relating to the product acquisition of ACID MANTLE(R) during Fiscal 1996. The Company also upgraded its hardware and software computer capability during Fiscal 1996 and Fiscal 1995 resulting in increased depreciation expense.

               OTHER INCOME for Fiscal 1996 was $1,645,132, representing the net payment of $1,645,132 in connection with the settlement of a lawsuit involving the Company's Canadian distributor.

               INTEREST EXPENSE - NET for Fiscal 1996 increased by $25,322, or 5%, from the corresponding period during Fiscal 1995 due to interest expense relating to renegotiating outstanding indebtedness owing to Berlex arising out of the DECONAMINE(R) product line acquisition.

               NET INCOME for Fiscal 1996 was $1,598,507, representing an increase of $8,519,748 from a net loss of $(6,921,241) for Fiscal 1995. This increase was principally the result of a significant reduction in chargebacks and rebates realized by the Company during Fiscal 1996. Net income for Fiscal 1996 was also positively impacted by the Company's recognizing the aforementioned legal settlement involving the Company's Canadian distributor, net of expenses, of $1,645,132. Net Income for Fiscal 1996 was also favorably impacted by the Company's conclusion of renegotiating certain managed care and United States Government contracts at higher prices, as well as obtaining monetary concessions from customers, vendors and suppliers. Increases in earnings were further attributed to the Company's cost saving initiatives relating to selling, general and administrative reductions and production cost savings, as well as the positive impact of canceling and renegotiating certain contracts.

               NET INCOME PER COMMON SHARE for Fiscal 1996 was $.22, representing an increase of $1.16 as compared to a net loss per common share for Fiscal 1995 of ($.94). Computation of net income per common share for Fiscal 1996 and Fiscal 1995 do not include the effect of stock equivalents because the inclusion of such stock equivalents would be antidilutive or not materially dilutive.

          SEASONALITY

               Sales of the Company's DECONAMINE(R) product line and other cough/cold/flu products, which accounted for 56% and 46%, respectively, of the Company's net sales for Fiscal 1996 and Fiscal 1995, are concentrated in the fall and winter months. Consequently, sales revenues of these products generally are, and will be, determined by the severity of the cough/cold/flu season. The Company promotes these products for allergy symptoms during the spring and summer months to smooth the seasonality of sales of these products.

          EFFECTS OF INFLATION

               Management believes that the Company's operations will not be adversely affected by the future impact of inflation on sales and results of operations.

                                       BUSINESS

               The Company manufactures and markets over-the-counter and prescription pharmaceutical and health related products. The Company's product line currently includes dermatological brands (marketed by the Company's Doak subsidiary) and nutritional, respiratory, personal hygiene and internal medicine brands (marketed by the Company's Kenwood Laboratories division). Substantially all of the Company's dermatological product lines are manufactured and packaged at Doak's Westbury, New York facility. The Company's other product lines are manufactured and supplied by independent contractors under the Company's quality control standards. The Company's products are then marketed, either directly or indirectly through intermediaries, to wholesalers, retail chains and healthcare institutions throughout the United States and to distributors in selected international markets.

               The Company's growth strategy has been to make acquisitions of established products from major pharmaceutical organizations which the Company believes require intensified marketing and promotional attention. The Company believes that significant growth opportunities exist in this market niche as a result of the divestiture by major pharmaceutical companies of certain established product lines that have become less profitable in relation to their other products. As a result, the Company has acquired, and intends to continue to acquire, rights to manufacture and market pharmaceutical and health related products which are effective and for which a demonstrated market exists, but which are not actively promoted and where the surrounding competitive environment does not necessarily include major pharmaceutical companies.

               The Company's ability to make further product acquisitions will depend, among other things, on the availability of appropriate acquisition opportunities and financing and its ability to consummate acquisitions on favorable terms. Because there can be no assurance that the Company will be able to consummate in a timely manner attractive acquisitions on favorable terms, management has focused, and will continue to focus, on developing and extending the Company's existing acquired product lines.

          SIGNIFICANT PRODUCT ACQUISITIONS

               The Company commenced operations in January 1985 with the purchase of certain rights (principally trademarks) to a line of dermatological products from Alvin Last Co., Inc.

               In August 1985, the Company acquired certain trademark rights to several vitamin and nutritional products and certain other assets from Kenwood Laboratories.

               In September 1988, the Company acquired rights to certain products from Schering-Plough Corporation, including TYZINE(R), a nasal decongestant, NITROGLYN(R), nitroglycerin capsules, IRCON(R), an iron supplement, and IPSATOL(R), a cough medicine.

               In August 1991, the Company acquired certain rights, including the trademark, to the over-the-counter cold and allergy medication DUADACIN(R), from Hoechst Roussel Pharmaceuticals, Inc.

               In April 1992, the Company acquired certain rights, including the trademark, to the over-the-counter laxative NEOLOID(R), from American Cyanamid Company.

               In October 1992, the Company acquired the assets of Ram Laboratories ("RAM"), a pharmaceutical company. RAM specializes in marketing healthcare products to the hispanic market in the United States and Puerto Rico.

               In December 1992, the Company acquired certain rights, including the trademark and patent, to the personal lubricating insert LUBRIN(R) INSERTS ("LUBRIN(R)") for a purchase price of approximately $1 million, a royalty against future LUBRIN(R) sales and warrants to purchase up to 60,000 shares of Class A Common Stock at $4.50 per share. Concurrently with this acquisition, the Company and Upsher-Smith Laboratories, Inc. ("Upsher-Smith") entered into a three-year manufacturing contract, renewable at six-month intervals after the initial term, whereby Upsher-Smith will manufacture LUBRIN(R) for the Company and agreed for seven years not to compete with the Company with respect to LUBRIN(R). In connection with this acquisition, the Company granted Upsher-Smith a security interest in LUBRIN(R) and the associated intangible assets to secure its repayment obligation with respect to certain deferred amounts incurred. At September 30, 1997, the Company had a balance of approximately $60,000 remaining arising out of its acquisition of LUBRIN(R). This balance is payable during the fourth quarter of the fiscal year ending December 31, 1997 ("Fiscal 1997").

               In March 1993, the Company acquired from Tsumura Medical, a division of Tsumura International, Inc. ("Tsumura"), all technical, proprietary and distribution rights to a specialized dermal patch product, TRANS-VER-SAL(R), currently used in the treatment of warts and a license to market GLANDOSANE(R), a synthetic saliva aerosol product used to alleviate dry mouth caused by various treatments and illnesses. The purchase price for this transaction was approximately $1,470,000, a royalty against future sales of the acquired products and warrants to purchase up to 150,000 shares of Class A Common Stock at $4.50 per share. The Company has granted Tsumura a security interest in the trademarks acquired to secure the Company's payment obligations to Tsumura for the products acquired. At September 30, 1997, the Company had a balance of approximately $80,000 remaining arising out of its transaction with Tsumura. This balance is payable during the fourth quarter of Fiscal 1997 and the first quarter of the fiscal year ending December 31, 1998.

               In December 1993, the Company acquired from Berlex, for an aggregate adjusted purchase price (after giving effect to several amendments and restructurings) of approximately $14,700,000, all technical, proprietary and distribution rights to the DECONAMINE(R) line of cough/cold/flu products, including approximately $400,000 of DECONAMINE(R) inventory. In consideration for this acquisition, which is the Company's largest to date, the Company (i) paid Berlex an aggregate of approximately $13,000,000 (ii) issued to Berlex an aggregate of 1,450,000 shares of Class A Common Stock of the Company (representing the shares being registered pursuant to the Registration Statement of this Prospectus forms a part) and (iii) agreed to issue to Berlex, when permissible in accordance with applicable state corporate law, warrants to purchase, under certain circumstances, up to an additional 750,000 shares of Class A Common Stock at $1.25 per share.

               During February 1994, the Company purchased from The Upjohn Company ("Upjohn") all United States manufacturing, packaging and proprietary rights, including all trademarks and registrations, to two prescription products, ADEFLOR M(R), a vitamin and mineral tablet with fluoride, and PAMINE(R), a methscopolamine bromide tablet used in connection with the treatment of peptic ulcers.

               In June 1994, the Company acquired from Syntex (U.S.A.) Inc. all manufacturing, packaging, quality control, stability, drug experience, file history, customers and marketing rights, titles and interests, including all U.S. trademarks, to CARMOL(R) 10 and CARMOL(R) 20 (nonprescription total body moisturizers) and CARMOL(R) HC (a prescription moisturizer containing hydrocortisone)(the "Carmol Products").

               In May, 1996, the Company acquired the trademark rights to the ACID MANTLE(R) skin treatment line from Sandoz Pharmaceuticals Corporation ("Sandoz"), and the exclusive ACID MANTLE(R) manufacturing, marketing and distribution rights for the United States and Puerto Rico. In addition, the Company purchased Sandoz's entire inventory of ACID MANTLE saleable products and raw materials. In consideration, the Company agreed to pay Sandoz $900,000, of which approximately $650,000 remained outstanding at September 30, 1997 and is payable $250,000 at December 31, 1997 and $100,000 on each of May 8, 1998, 1999, 2000 and 2001. The Company has granted Sandoz a security interest in the trademarks acquired to secure the Company's payment obligations to Sandoz.

          ACQUISITION OF DOAK SUBSIDIARY

               During February 1994, the Company acquired from Doak's principal stockholders, a controlling interest in Doak. The remaining capital stock of Doak was acquired by the Company pursuant to a merger consummated in January 1995. Total consideration paid by the Company for Doak was approximately $1,400,000.

          PRODUCTS

               The following is a list of products, by therapeutic category, that are marketed and distributed by the Company as of September 30, 1997. All of the Company's products are available over-the-counter, with the exception of DECONAMINE(R), PAMINE(R), CARMOL(R) HC, CARMOL(R) 40, ADEFLOR(R) M, NITROGLYN(R), TYZINE(R), and GLUTOFAC-ZX(R), each of which is a prescription pharmaceutical.

     DERMATOLOGICAL PRODUCTS                 USES
     -----------------------                 ----

     ACID MANTLE(R)                          Skin acidifier

     BURO-SOL(R) Antiseptic Powder (4 oz.)   Skin care

     CARMOL(R) HC Rx - 1% Hydrocortisone     Rx product for a variety of
     Acetate Cream (1 oz.)                   dermatological conditions

     CARMOL-10(R) Deep Moisturizing Lotion   Skin care
     (6 oz.) and CARMOL(R)-20 Cream (3 oz.)

     CARMOL(R) 40Rx - 40%                    Rx Potent tissue-softener
     (Carbamide Cream)

     DOAK(R) DERMATOLOGY Products            Mostly coal tar based therapies

     FORMULA 405(R)                          Variety of topical products for
                                             the skin, hair and nails

     FORMULA 405(R) A.H.A                    Alpha Hydroxy Acid skin care

     OMIDERM[TM]                             Wound and burn dressings in
                                             various sizes

     SULFOAM(R) Medicated Anti-dandruff      Control of dandruff
     Shampoo (8 oz.)

     SULPHO-LAC(R) Acne Medication           Treatment of acne
     (1.0 oz. tube and 1.75 oz. jar)

     SULPHO-LAC(R) Medicated Soap (3 oz.)    Treatment of acne

     TERSASEPTIC(R)                          Skin cleanser

     TRANS-VER-SAL(R) Wart Remover Kit       Dermal patch delivery system for
     (6mm, 12mm, 20mm sizes)                 wart removal

     NUTRITIONAL PRODUCTS                    USES
     --------------------                    ----

     ADEFLOR M(R) Rx(100s)                   Vitamins and minerals with
                                             sodium fluoride

     APATATE(R) Liquid (4 oz. and 8 oz.)     B-complex supplement for
                                             nutritional    deficiencies
                                             associated with illness in
                                             adults or children

     APATATE(R) Tablets (50s)                Same as above

     APATATE(R) FORTE Liquid (8 oz.)         High-potency nutritional
                                             supplement containing eight
                                             essential vitamins and minerals
                                             plus L-lysine

     GLUTOFAC(R) Caplets (90s)               Vitamin/mineral supplement for
                                             replenishing nutrients in
                                             patients with conditions such as
                                             diabetes mellitus, alcoholism,
                                             psychological stress, or chronic
                                             illness

     GLUTOFAC(R)-ZX Capsules Rx (60's)       Prescription high-potency
                                             multivitamin and multimineral
                                             supplement including zinc and
                                             folic acid

     I.L.X(R) Elixir (8 oz.);                Iron supplement for nutritional
     I.L.X(R) B12 Elixir (8 oz.);            and iron deficiency anemias
     I.L.X(R) B12 Sugar Free Elixir (8 oz.);
     I.L.X(R) B12 Caplets (100s)

     IRCON(R) (100s)                         Iron supplement

     IRCON(R)-FA (100s)                      Iron supplement with folic acid

     KENWOOD THERAPEUTIC LIQUID(R) (8 oz.)   Vitamin/mineral supplement for
                                             children and adults with poor
                                             diet


     INTERNAL MEDICINE PRODUCTS              USES
     --------------------------              ----

     NITROGLYN(R) Extended Release           For the prevention of angina
     Nitroglycerin Capsules Rx               pectoris (due to coronary artery
     2.5 mg.; 6.5 mg.                        disease)
     9.0 mg.; (100s)

     PAMINE(R) 2.5 mg. Tablets Rx (100s)     Anticholinergic/antispasmatic


     RESPIRATORY PRODUCTS                    USES
     --------------------                    ----

     DECONAMINE(R) SR Capsules               Sustained release antihistamine
     (HCL 120 mg.)  (100s; 500s)             decongestant

     DECONAMINE(R) Chewable Tablets          Pediatric
     (HCL 15 mg.) Rx (100s)                  antihistamine/decongestant

     DECONAMINE(R) Dye-Free Syrup            Liquid
     (HCL 30 mg.)  Rx (473 ml)               antihistamine/decongestant

     DECONAMINE(R) Dye-Free Tablets          Antihistamine/decongestant
     (HCL 60 mg.) Rx (100s)

     DECONAMINE(R) CX Liquid (HCL 5mg.)      Liquid antitussive/expectorant
     Rx (473 ml)

     DECONAMINE(R) CX Tablets (HCL 5mg.)     Antitussive/expectorant
     Rx (100s)

     DUADACIN(R) Capsules (100s; 1000s;      Antipyretic/analgesic/
     Dispense-A-Pak [125 unit packs of 8])   decongestant

     IPSATOL(R) Cough Formula (4 oz.)        Pediatric
                                             antitussive/expectorant

     TYZINE(R) (tetrahydrozoline HCI)        Nasal decongestant
     Solution Rx, 30 ml; Spray Rx 15 ml
     Pediatric Nasal Drops Rx 15 ml


     PERSONAL HYGIENE PRODUCTS               USES
     -------------------------               ----

     GLANDOSANE(R) (15 ml)                   Mouth moisturizer

     LUBRIN(R) Inserts (5s, 12s)             Personal lubricating inserts for
                                             use in vaginal dryness

     NEOLOID(R) Castor Oil (4 oz.)           Laxative


          NEW BEAUTY PATCH PRODUCT
          ------------------------

               The Company, through its Doak subsidiary, is currently preparing for the launch, anticipated to occur during October 1997, of an evening dermal, anti-wrinkle patch. This patch, which has been designed to release, throughout an eight-hour period during the night, Vitamin C, is perceived by the Company as a new alternative anti-wrinkle product. The Company and Osmotics Corporation, the manufacturer of the product, have entered into a distribution agreement pursuant to which, among other things, the Company has been granted, through March 1998, the exclusive, and thereafter, the non-exclusive, U.S. and international distribution rights for this product in consideration for a royalty against sales.

          PRODUCT LIABILITY INSURANCE

               The Company maintains $3,000,000 of product liability insurance on its products. This insurance is in addition to required product liability insurance maintained by other manufacturers of the Company's products. The Company believes that this amount of insurance coverage is adequate and reasonable. To date, no product liability claim has been made, to the Company's knowledge, against the Company, and management has no reason to believe that any claim is pending or threatened.

          MANUFACTURERS AND SUPPLIERS

               The manufacturing processes and operations of manufacturing facilities for pharmaceutical products are subject to rigorous regulation, including the need to comply with the FDA's cGMP's. As a result of the Doak acquisition, the Company, during Fiscal 1996 and Fiscal 1995, manufactured and packaged, for its own account, its Doak product line, including FORMULA 405(R), DOAK(R) DERMATOLOGY, CARMOL(R), ACID MANTLE(R) and TRANS-VER-SAL(R) products. These products represented during Fiscal 1996 and Fiscal 1995 approximately 32% and 40%, respectively, of the Company's net sales. The Company currently does not manufacture any products outside of its Doak product line and does not anticipate doing any contract manufacturing or packaging for unaffiliated third parties.

               The Company generally purchases its products from approximately 20 different vendors on open credit terms, which are generally payable in 30 days. Two companies manufacturing products and two companies producing packaging products for the Company accounted for approximately 20%, 12%, 13% and 10%, respectively, of the Company's cost of goods sold for Fiscal 1995. One company manufacturing and packaging products for the Company accounted for approximately 16% of the Company's cost of goods sold for Fiscal 1996. No other vendor, packager or manufacturer accounted for more than 10% of the Company's cost of goods sold for Fiscal 1996 or Fiscal 1995. Management believes it can promptly obtain replacement manufacturing and packaging arrangements on acceptable terms. Consequently, the Company believes that a loss of any or all of its current vendors, manufacturers or packagers would not have a material adverse effect on the Company's business operations.

               With the exception of arrangements relating to LUBRIN(R) and the Company's new beauty patch product, the Company does not have any licensing, manufacturing or other supply agreements with its manufacturers or suppliers. Consequently, any of the Company's manufacturers or suppliers could terminate their relationship with the Company at any time, without liability to the Company. Management believes it can promptly procure replacement manufacturing arrangements on acceptable terms and, as a precautionary measure, has begun to arrange for alternative manufacturers for each of the Company's pharmaceutical products.

          MARKETING AND SALES

               The Company has acquired established products and product lines, and developed line extensions for new products. Therefore, the Company has concentrated its marketing efforts on the continued promotion of its acquired product lines and line extensions to established customers and the expansion of distribution to new customers. The Company's overall marketing philosophy is to intensify and enhance the promotion of its acquired products and line extensions throughout the United States and, where feasible, in selected international markets.

               The Company markets and sells its products through full time sales personnel and a network of distributors and brokers. Non-prescription products are sold primarily to drug wholesalers, chain and independent pharmacies, chain and independent food stores, mass merchandisers, physician supply houses and hospitals. Prescription products are sold primarily to wholesalers, retail chains and managed care providers. The Company currently has approximately 1,100 active accounts, of which there are approximately three principal wholesalers which serve as national distributors of the Company's products, 500 retail chains and stores, 200 doctors and institutional accounts, 100 managed care providers and 100 government entities.

               During Fiscal 1995, three wholesale customers accounted for approximately 16%, 13% and 12%, respectively, of the Company's net sales. During Fiscal 1996, the same three wholesale customers accounted for approximately 15%, 12% and 10% of the Company's net sales. No other single customer accounted for more than 10% of the Company's net sales for Fiscal 1996 or Fiscal 1995. The loss of any of these three customers would have a material adverse effect on the Company's future operations.

               The Company's DECONAMINE(R) product line (categorized below as respiratory products) accounted for approximately 51% and 40%, respectively, of the Company's Fiscal 1996 and Fiscal 1995 net sales. The loss of the DECONAMINE(R) product line, consequently, would have a material adverse effect on the Company's future operations.

               Doak's TRANS-VER-SAL(R) products accounted for approximately 10% and 14%, respectively, of the Company's Fiscal 1996 and Fiscal 1995 net sales. ACID MANTLE(R), acquired by Doak during May 1996, accounted for approximately 4% of the Company's Fiscal 1996 net sales. Doak's other products, including Formula 405(R), accounted for approximately 18% and 26%, respectively, of the Company's Fiscal 1996 and Fiscal 1995 net sales. Doak's products are all categorized below as dermatologic products.

               The Company's six months ended June 30, 1997, Fiscal 1996 and Fiscal 1995 net sales volume percentages by category were as follows:

                    Six                                    Six
                    Months                                 Months
                    Ended                                  Ended
                    June                                   June
                    30,     Fiscal  Fiscal                 30,    Fiscal  Fiscal
                    1997     1996    1995                  1997    1996    1995
                    ----     ----    ----                  ----    ----    ----

     Respiratory.... 46%      56%      46%     Nutritional... 6%      6%      6%

     Dermatologic... 43%      32%      40%     Internal
                                               Medicine......  1%      2%     5%

     Personal
     Hygiene........  4%       4%       3%


               Sales of the Company's DECONAMINE(R) product line and other cough/cold/flu products are concentrated in the fall and winter months. Consequently, sales revenues of these products generally are, and will be, determined by the severity of the cough/cold/flu season. The Company promotes these products for allergy symptoms during the spring and summer months to smooth the seasonality of these sales.

               The Company's principal marketing strategy is to furnish samples of the Company's products and related literature to physicians to encourage them to recommend the Company's products to their patients. The Company's marketing department consists of a Senior Vice President of Marketing and Business Planning, a Group Product Director, Doak Product Manager, Customer Service Manager, National Trade Director and Vice President - Managed Care.

               The sales department consists of a Vice President of Field Sales, Regional Sales Director, four district managers, a U.S. Government representative, approximately 26 full time and one part time salespersons located in Alabama, New Jersey, Georgia, Virginia, Maryland, California, Puerto Rico, Tennessee, Texas, Illinois, Florida, Pennsylvania and New York. The Company's sales force also attends medical conventions to increase physician awareness of the Company's products.

               As of September 30, 1997, the Company has contracted with approximately 13 independent contractors to form a Drug Sample Distributor (DSD) network throughout the United States whose objective is to distribute samples and literature directly to physicians in areas inaccessible to full-time sales staff or in key regions where more comprehensive coverage is appropriate.

               The Company has made a strategic decision to concentrate selling and marketing resources on eight principal products (which represents 86% of Fiscal 1996 Net Sales) as follows:

          KENWOOD BRANDS                SPECIALTY
          --------------                ---------

          DECONAMINE(R)                 General Practitioners,
                                        Allergists Pediatricians, Ear,
                                        Nose and Throat Specialists

          TYZINE(R)                     General Practitioners,
                                        Allergists Pediatricians, Ear,
                                        Nose and Throat Specialists

          PAMINE(R)                     Gastroenterologists

          GLUTOFAC(R)/GLUTOFAC(R)-ZX    General Practitioners


          DOAK BRANDS                   SPECIALTY
          -----------                   ---------

          CARMOL(R)                     Dermatologists, Podiatrists

          TRANS-VER-SAL(R)              Dermatologists, Podiatrists

          ACID MANTLE(R)                Dermatologists

          FORMULA 405(R)/A.H.A          Dermatologists


               To facilitate sales of the Company's products internationally (including Puerto Rico), the Company, with an international staff which includes a President of the Bradley International division, a full-time sales associate and one consultant, has entered into agreements with approximately 25 international pharmaceutical distributors to provide for distribution and promotion of the Company's products. Approximately 11% and 20%, respectively, of the Company's Fiscal 1996 and Fiscal 1995 net sales were from international business. No single international distributor accounted for greater than 10% of the Company's Fiscal 1996 or Fiscal 1995 net sales.

               The Company has received product registrations and has applied for additional product registrations to distribute its products in certain international markets as follows:

                     THE COMPANY'S INTERNATIONAL MARKETING STATUS

                                      CURRENTLY
                                      MARKETING


     Barbados        CARMOL(R)
                     GLUTOFAC
                     IPSATOL
                     I.L.X(R)
                     LUBRIN(R)
                     KTL(R)
                     DECONAMINE(R)
                     TRANS-VER-SAL(R)

     Canada          LUBRIN(R)
                     NEOLOID(R)
                     TRANS-VER-SAL(R)
                     DOAK LINE
                     TAR PRODUCTS
                     FORMULA 405(R)
                     KTL(R)

     Chile           TRANS-VER-SAL(R)

     Cyprus          TYZINE(R)
                     SULPHO-LAC(R)
                     IRCON(R)
                     KTL(R)
                     A.H.A LINE
                     IPSATOL(R)
                     LUBRIN(R)

     Denmark         TRANS-VER-SAL(R)

     Dominican Republic  DUADACIN(R)       Mexico         TRANS-VER-SAL(R)
                         IRCON(R)                         FORMULA 405(R)
                         APATATE(R)                       A.H.A LINE
                         LUBRIN(R)                        TAR SHAMPOO
                         GLUTOFAC(R)
                         I.L.X(R)          Portugal       TRANS-VER-SAL(R)
                         KTL(R)
                                           Puerto Rico     COMPLETE
     Finland             LUBRIN                            BRADLEY LINE

     France              TRANS-VER-SAL(R)  Saudi Arabia    FORMULA 405(R)
                                                           TAR PRODUCT
     Hong Kong           DOAK LINE                         SULPHO-LAC(R)
                         NITROGLYN(R)                      A.H.A LINE
                         GLUTOFAC(R)                       CARMOL(R)
                         A.H.A LINE                        TRANS-VER-
                                                             SAL(R)

                                           Singapore        LUBRIN(R)
     Iceland             TRANS-VER-SAL                      A.H.A LINE
                         FORMULA 405(R)
                         DOAK LINE         Spain            TAR DISTILLATE
                                                            TRANS-VER-
                                                             SAL(R)
     Israel              LUBRIN(R)         Sri Lanka        TRANS-VER-
                                                             SAL(R)
     Italy               TRANS-VER-SAL(R)                   DUADACIN(R)
                                                            LUBRIN(R)

     Jordan              FORMULA 405(R)                     SULPHO-LAC(R)
                         A.H.A LINE                         TYZINE(R)
                         CARMOL(R)

                         DOAK TAR          Taiwan           FORMULA 405(R)
                         TRANS-VER-SAL(R)                   A.H.A LINE
                                                            DOAK LINE


                                           United Arab      FORMULA 405(R)
                                            Emirates        A.H.A LINE(R)
                                                            CARMOL(R)


                                           Vietnam          FORMULA 405(R)
                                                            A.H.A LINE(R)

                     THE COMPANY'S INTERNATIONAL MARKETING STATUS

     Although the Company anticipates that it will receive the necessary approvals to market its products in the countries listed below, there can be no assurance that such approvals will be received.

          EXPECTING TO MARKET WITHIN A YEAR

          China                NITROGLYN(R)

          Dominican Rep.       DECONAMINE(R)
                               TRANS-VER-SAL(R)
                               CARMOL(R)

          France               TRANS-VER-SAL(R)12mm

          Hong Kong            IRCON(R)
                               IRCON(R)FA
                               TRANS-VER-SAL(R)
                               CARMOL(R)20

          Italy                LUBRIN(R)

          Malaysia             LUBRIN(R)
                               TRANS-VER-SAL(R)

          Mexico               CARMOL(R) 10 & 20
                               SULPHO-LAC(R)

          Singapore            CARMOL(R) 10 & 20
                               TRANS-VER-SAL(R)

          Taiwan               SULPHO-LAC(R)

          Thailand             TRANS-VER-SAL(R)
                               LUBRIN(R)

          Turkey               LUBRIN(R)

          Zimbabwe             TRANS-VER-SAL(R)



                   WORKING ON REGISTRATION

          Austria               TRANS-VER-SAL(R)
                                LUBRIN(R)

          Bangladesh            TRANS-VER-SAL(R)
                                LUBRIN(R)

          Belgium               TRANS-VER-SAL(R)

          Brunei                LUBRIN(R)
                                TRANS-VER-SAL(R)

          China                 TRANS-VER-SAL(R)
                                SULPHO-LAC(R)
                                DECONAMINE(R)
                                GLUTOFAC(R)

          Cyprus                GLUTOFAC(R)
                                APATATE(R)
                                DECONAMINE(R)

          Dominican Republic    FORMULA 405(R)

          Egypt                 DOAK LINE
                                SULPHO-LAC(R)
                                TRANS-VER-SAL(R)

          Guatemala             TRANS-VER-SAL(R)
                                LUBRIN(R)
                                FORMULA 405(R)
                                APATATE(R)
                                IRCON(R)
                                DECONAMINE(R)

          Greece                TRANS-VER-SAL(R)

          Hong Kong             DUADACIN(R)
                                SULPHO-LAC(R)

          Israel                FORMULA 405(R)
                                CARMOL(R) 10 & 20
                                TRANS-VER-SAL(R)

          Lebanon               DOAK LINE
                                TRANS-VER-SAL(R)

          Malaysia              CARMOL(R) 10 & 20

          Singapore             DUADACIN(R)
                                DOAK TAR PRODUCTS

          Taiwan                TRANS-VER-SAL(R)
                                DUADACIN(R)
                                GLUTOFAC(R)

          Thailand              CARMOL(R)
                                FORMULA 405(R)
                                TRANS-VER-SAL(R)

          Turkey                TRANS-VER-SAL(R)
                                DECONAMINE(R)


          COMPETITION

               The distribution and marketing of pharmaceutical and health related products is highly competitive. The Company competes primarily against established pharmaceutical and consumer product companies which currently market products that are equivalent, or functionally similar, to those the Company markets. The Company seeks to compete based on targeted marketing, promotional programs, lower prices and service. Direct competition is primarily limited by larger pharmaceutical companies unless "next generation" formulas are introduced. Most of the Company's competitors possess substantially greater financial, technical, marketing and other resources than the Company. In addition, the Company competes for the manufacture of its products from suppliers who manufacture and supply such products to other companies, including those competitive with the Company's products.

          GOVERNMENT REGULATION

               All pharmaceutical products are subject to rigorous regulation by the FDA and by state authorities (and comparable agencies in foreign countries), primarily under the Federal Food Drug and Cosmetic Act and the regulations promulgated thereunder (along with comparable state laws). These laws regulate the manufacture, shipping, storage, sale and use of such products and product samples, including current cGMP'S, and Standard Operating Procedures (SOP's). The FDA, Federal Trade Commission and state authorities also regulate the advertising of prescription and over-the-counter products. The Company has obtained assurances from its suppliers that all of the Company's products, (including the products manufactured by the Company) meet all applicable regulatory standards in all substantial respects.

               Certain of the Company's pharmaceuticals products are sold over-the-counter. These products are subject to FDA regulations known as monographs, which specify permissible active ingredients, labeling and indications. The monographs are subject to change. No assurance can be given that future FDA enforcement or regulatory decisions or changes to monographs will not hamper the Company's marketing efforts or render the Company's products unlawful for commercial sale, causing the Company to withdraw its products from the marketplace or spend substantial funds reformulating the products.

               Specifically, the Company's DECONAMINE(R) product line, which currently has prescription status, falls under these monographs. Once a final monograph is issued by the FDA with respect to a product, the product historically can remain as a prescription product for up to one additional year. The Company anticipates that final monographs for the Company's DECONAMINE(R) product line, thereby converting the product line from prescription status to over-the-counter status, are expected to be issued by the FDA after April 1998. The Company currently intends to continue to market and distribute its DECONAMINE(R) line of products as prescription products for as long as it may lawfully continue to do so. The Company is presently exploring its marketing and distribution strategy relating to its DECONAMINE(R) product line after final monographs covering these products are issued, and, as such, it is not currently possible for the Company to predict how its operations and financial condition will be affected, or whether it will have resources sufficient to aggressively market the DECONAMINE(R) line of products, if, and when, this product line is converted from prescription status to over-the-counter status.

               Further, the Company is required to file an ANDA with the FDA for its DECONAMINE(R) SR product, which is expected to maintain the prescription status of this product beyond the final monograph. The cost of this application is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform the clinical studies required for the issuance of the ANDA. As of the date of this Prospectus, the Company has paid approximately $180,000 with respect to this project. The project is expected to be completed and submitted to the FDA during 1998. Completion of the research and development project is subject, however, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds for these purposes. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company's business.

               The Company currently is the registered holder of one New Drug Application for PAMINE(R) and two ANDA's for TYZINE(R) and CARMOL(R) HC. These applications, approved by the FDA, permit companies to market products either considered by the FDA to be new drugs or drugs previously approved by the FDA.

               U.S. Federal and state governments continue to seek means to reduce costs of Medicare and Medicaid programs, including placement of restrictions on reimbursement for, or access to, certain drug products. Major changes were made in the Medicaid program under the Omnibus Budget Reconciliation Act of 1990. As a result, the Company entered into a Medicaid Rebate Agreement ("Rebate Agreement") with the U.S. Government. Pursuant to the Rebate Agreement, in order for federal reimbursement to be available for prescription drugs under state Medicaid plans, the Company must pay certain statutorily-prescribed rebates on Medicaid purchases (approximately 11%). In most other developed markets in which the Company's products are marketed and sold, governments exert controls over pharmaceutical prices either directly or by controlling admission to, or levels for, reimbursement by government health programs. The nature of such controls and their effect on the pharmaceutical industry varies greatly from country to country.

               The statutes and regulations that govern the Company's business and activities are subject to change, and current political and public interest in pharmaceutical products may lead to changes in federal and state law that may affect the Company and the way it does business. Management cannot anticipate what effect, if any, such legislation may have on the Company's operations.

          PATENTS AND TRADEMARKS

               The products currently sold by the Company, with the exception of LUBRIN(R) and TRANS.VER.SAL(R), are not patented and the Company does not currently intend to apply for patents for its products. Products with benefits similar to those marketed by the Company could easily be developed by other companies.

               The LUBRIN(R) and TRANS.VER.SAL(R) United States patents expire on August 31, 1999 and October 18, 2005, respectively. Patents maintained by the Company for LUBRIN(R) and TRANS.VER.SAL(R) in other countries have various expiration dates.

               The Company owns all trademarks associated with each of its products and owns and maintains national and international trademark registrations, or common law rights, on all of its material products. No assurance can be given as to the extent or scope of the trademarks or other proprietary protection secured by the Company on its products. To the Company's knowledge, none of the trademarks owned by the Company infringe on any trademarks owned or used by others.

          HUMAN RESOURCES

               As of September 30, 1997, the Company employed approximately 81 full and 39 part-time associates. The Company believes that its relationship with its associates is good.

          SCIENTIFIC ADVISORS

               The Company has formed a group of scientific advisors (the "Scientific Advisors") having extensive experience in the areas in which the Company markets its products to advise the Company concerning long-range planning and development. The following sets forth information with respect to the Company's Scientific
          Advisors:

               Myren Arlen, M.D. is an oncologist and tumorologist with offices in Great Neck, New York. Internationally known, Dr. Arlen has authored over 80 publications and two textbooks in oncology, tumorology and cancer surgery. Dr. Arlen is a graduate of Down State Medical School of the State University of New York ("SUNY").

               Alan M. Goldberg, Ph.D., is a professor of toxicology, a director of the Center for Alternatives to Animal Testing and the Associate Dean for Corporate Affairs at the Johns Hopkins School of Public Health. Dr. Goldberg's expertise is in the use of non-animal methods in product safety evaluation. Dr. Goldberg has authored or edited over 100 publications and 15 books. Dr. Goldberg is a graduate of the Arnold and Marie Schwartz College of Pharmacy and Health Sciences and received his Ph.D. from the University of Minnesota.

               Cory A. Golloub, M.D., is a doctor of internal medicine and pediatrics currently practicing in Montville, New Jersey. Dr. Golloub received his B.S. from SUNY Stony Brook and his M.D. from the University of Medicine, Tampico, Mexico with postgraduate affiliations with SUNY Downstate - Brookdale Hospital and UMDNJ - New Jersey Medical School. Dr. Golloub is currently affiliated with UMDNJ-NJMS, University Hospital and Chilton Memorial Hospital in New Jersey.

               Stephen M. Gross, Ed.D., is Dean of the Arnold and Marie Schwartz College of Pharmacy & Health Sciences, and of the School of Health Professions, Long Island University. Mr. Gross was awarded a B.S. degree in pharmacy in 1960, and earned his M.A. and Ed.D. degrees in college and university administration in 1969 and 1975, respectively, from Columbia University. Mr. Gross' expertise is in the area of pharmacy administration, where he has authored numerous articles on a variety of subjects, including cost-effectiveness of drug therapy, pharmaceutical advertising, and other educational and pharmacy practice topics. Mr. Gross is also a member of the New York State Board of Pharmacy.

               Anthony LaVia has held many management positions during his career and retired as Vice President of the Convatec Division of Squibb which specialized in the development and sale of ostomy products. Mr. LaVia was the developer of many of the Squibb products generally characterized as the beginning of modern pharmacy. After his retirement Mr. LaVia served as a consultant to Dr. Albert Fleischner, an officer of the Company, at Roberts Pharmaceutical, Inc. in the area of pharmaceutical development.

               Peter Pugliese, M.D. is internationally recognized for his expertise in the area of skin care and skin physiology. Dr. Pugliese maintains offices in Reading, Pennsylvania and has received many awards for his outstanding work in this field. Dr. Pugliese is the Chief Executive Officer of Milmark Research, a company devoted to skin research and contract manufacturing of topical products. Dr. Pugliese is a graduate of University of Pennsylvania School of Medicine.

               Sheldon Rabin, M.D. is an ophthalmologist who specializes in the treatment of glaucoma. Dr. Rabin maintains offices in New York City. Dr. Rabin has received numerous awards for these accomplishments and is currently involved in cancer vaccine research. Dr. Rabin is a graduate of Northwestern University.

               Bhogilal B. Sheth, Ph.D. is a professor in the Department of Pharmaceutical Sciences, College of Pharmacy, University of Tennessee at Memphis. Dr. Sheth received his B. Pharm. degree at Gujerat University and M.S. and Ph.D. degrees at the University of Michigan. Dr. Sheth currently holds a position as Director, Parenteral Medications Laboratories, at the University of Tennessee, Memphis.

               Mitchell J. Spirt, M.D. is a doctor of internal medicine currently practicing in California and a Clinical Professor in Medicine at the University of California at Los Angeles.
          Dr. Spirt received his B.S. from University Center of New York at Binghamton and received his M.D. from Mount Sinai Medical Center in New York.

               Gerald N. Wachs, M.D. is a doctor of dermatology currently practicing in Millburn, New Jersey. Dr. Wachs received his B.S. and M.D. from the University of Illinois. Dr. Wachs is currently affiliated with St. Barnabas Hospital and Overlook Hospital in New Jersey and is a consulting dermatologist for the New Jersey Nets and New Jersey Devils.

               Each of the Company's Scientific Advisors, over time, has been or will be granted options to purchase shares of the Company's Class A Common Stock. All options granted to the Scientific Advisors are exercisable at the fair market value of the Company's Class A Common Stock as of the date of grant. To date, no options have been exercised by the Company's Scientific Advisors. Each Scientific Advisor will be compensated by the Company for his time and reasonable expenses should he provide services to the Company.

          ENVIRONMENTAL MATTERS

               On April 8, 1994, the Company was apprised by the NYSDEC that Doak's current leased manufacturing facility located on adjoining parcels at 67 Sylvester Street and 62 Kinkel Street, Westbury, New York, is located in the New Cassel Industrial Area, which had been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites. The real property on which Doak's current manufacturing facility is situated is owned by and leased to the Company by Dermkraft, Inc., an entity owned by the former controlling shareholders and officers of Doak.

               On February 7, 1995, the Company was apprised by the NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated April 21, 1995, the NYSDEC notified the Company that it intended to investigate the Company's current manufacturing facility to determine if hazardous substances had previously been deposited on that property. By letter dated October 24, 1995, NYSDEC notified Dermkraft, Inc. that the Company's current manufacturing facility is included in or near an inactive hazardous waste site described as "Kinkel and Sylvester Streets" and that NYSDEC intends to conduct a Preliminary Site Assessment to study the site and immediate vicinity. The Company has been advised that NYSDEC has made a preliminary determination to include the 62 Kinkel Street portion of the current manufacturing facility on the Registry and that the 67 Sylvester Street portion of the facility will not be included, but those determinations could be changed before they are finalized. Thereafter, by letter dated May 3, 1996 and addressed to Dermkraft, Inc., the NYSDEC notified Dermkraft that the site at 62 Kinkel Street has been listed on the Registry due to the presence of TCE in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak as the current tenant but do not refer to any activities of Doak or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material.
          With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes, but no assurance can be given, that Doak will not be obligated to contribute to any remediation costs, if any are required.

          PROPERTIES

               The Company leases approximately 14,120 square feet of office and warehouse space at 383 Route 46 West, Fairfield, New Jersey, pursuant to a lease expiring on July 31, 1998 with Daniel Glassman, the Company's Chairman and President, and Iris Glassman, Mr. Glassman's wife and Treasurer of the Company. This lease is renewable at the Company's option. The Company currently intends to renew this lease for an additional two year term. Rent expense, including the Company's proportionate share of real estate taxes, was approximately $176,000 and $173,000 for Fiscal 1996 and Fiscal 1995, respectively, and is anticipated to be approximately $194,000 for Fiscal 1997.

               In connection with the Doak acquisition, Doak entered into a three year lease with the former principal stockholders of Doak for the Doak manufacturing facility (the "Doak Lease"). The Doak manufacturing facility is located in Westbury, New York and consists of approximately 11,000 square feet. The Doak Lease runs through February 1999. Pursuant to the Doak Lease, rent expense is approximately $60,000 per annum.

               During Fiscal 1996 and Fiscal 1995, Doak leased additional warehouse space in separate facilities in Westbury, New York at a cost (based upon square footage utilized) of $55,400 and $32,400 per annum, respectively.

               During Fiscal 1996 and Fiscal 1995, the Company rented 760 square feet of office space in Chicago, Illinois at cost of $10,000 per annum.

               The Company believes that the aforementioned facilities are sufficient to meet the Company's current, and presently anticipated, future needs.

               The Company has also entered into a distribution arrangement with a third party public warehouse located in Tennessee to warehouse and distribute substantially all of the Company's products. This arrangement provides that the Company will be billed based on invoiced sales of the products distributed by such party, plus certain additional charges.

          LEGAL PROCEEDINGS

               The Company and Doak have been named defendants in a lawsuit filed in the Supreme Court of the State of New York, County of Nassau, Index Number 96-32988, Captioned Michael Schiliro,
                                                   -----------------
          individually and as the father and natural guardian of Joseph M.
          ----------------------------------------------------------------
          Schiliro, a minor vs. Erick L. Roland, Doak Dermatologics and
          -------------------------------------------------------------
          Bradley Pharmaceuticals. Inc.  This lawsuit was commenced on
          -----------------------------
          November 29, 1996. The complaint alleges, among other things, that the Company and Doak were negligent in their hiring and supervision of one of their employees. The employee in question, in turn, allegedly committed an assault against one of the plaintiffs to this litigation. The complaint seeks $600,000 of compensatory damages from the Company and Doak and punitive damages of $1,000,000. The Company believes that it has meritorious defenses to the allegations brought against it.

                                      MANAGEMENT

          DIRECTORS AND EXECUTIVE OFFICERS

               The directors and executive officers of the Company are as follows:

                                        Age  Position(s)
                                        ---  -----------

           Daniel Glassman              55   Chairman of the Board,
                                             President and Chief Executive
                                             Officer

           Albert Fleischner, Ph.D.     56   Vice President,
                                             Pharmaceutical Research and
                                             Development

           Alan V. Gallantar            39   Senior Vice President -
                                             Director of Corporate
                                             Planning and Development

           Iris S. Glassman             54   Treasurer and Director

           Gene Goldberg                59   Senior Vice President -
                                             Marketing & Business Planning

           David Hillman                56   Secretary and Director

           Lawrence Lenz                50   Vice President - Finance and
                                             Chief Financial Officer

           Dr. Philip McGinn            71   Director

           Alan G. Wolin, Ph.D.         64   Director

               Daniel Glassman is the founder of the Company and has served as its Chief Executive Officer since the Company's inception in January 1985. Mr. Glassman has also served as the Company's Chairman of the Board from January 1985 through April 1995 and from June 2, 1997 through the date of this Prospectus. Mr. Glassman has also served as President of the Company since February 1991. Mr. Glassman, a registered pharmacist, is also Chairman of the Board of Banyan Communications Group, Inc., a communications company controlled by Mr. Glassman ("Banyan"). Banyan encompasses two marketing research organizations (Danis Research and Hospital Research Associates) and an advertising agency (Daniel Glassman Advertising). Mr. Glassman has operated these companies for more than the last eighteen years. Mr. Glassman was previously Vice President for Client Services for Medicus Communications, Inc., where he directed marketing programs for pharmaceutical companies such as Procter & Gamble, Rorer, Schering-Plough Corporation, and Merrill-Dow, Inc. Mr. Glassman is the husband of Iris Glassman, the Treasurer and a director of the Company. Mr. Glassman is also Chairman of the Board, President and Chief Executive Officer of Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals, Overseas, Ltd., Inc., each a subsidiary of the Company.

               Iris S. Glassman has served as Treasurer of the Company since its inception in 1985. Mrs. Glassman has also served as a director of the Company from January 1985 through April 1995 and from June 2, 1997 through the date of this Prospectus. Mrs. Glassman is the wife of Daniel Glassman and has fifteen years of diversified administrative and financial management experience, including serving in the capacity of Secretary of Banyan.

               Albert Fleischner, Ph.D. has served as Vice President, Pharmaceutical Research and Development of the Company since August 1994. From 1988 to 1994, Dr. Fleischner served as Director, Pharmaceutics and Chemical Process Development, at Roberts Pharmaceuticals Corp., a New Jersey based pharmaceuticals company. Prior thereto, Dr. Fleischner served in research and development positions with Ford Laboratories and Schering-Plough Corporation. Dr. Fleischner also owned and operated Fleischner Pharmacies, a community drug chain of four stores from June 1963 to April 1973.

               Alan V. Gallantar, a certified public accountant, has served as Senior Vice President - Director of Corporate Planning and Development of the Company since May 1, 1997. From January 1994 through April 30, 1997, Mr. Gallantar served as Chief Financial Officer of the Company and from September 1992 through January 1994, Mr. Gallantar served as Controller of the Company. From 1991 to 1992, Mr. Gallantar served as a financial consultant to the Company. From 1989 to 1991, Mr. Gallantar served as a Divisional Controller for Paine Webber, Inc. and prior thereto in several financial positions with Chase Manhattan Bank, N.A., Philip Morris Inc. and Deloitte & Touche.

               Gene L. Goldberg has served as Senior Vice President - Marketing and Business Planning of the Company since January 1, 1997. For more than the past five years, Mr. Goldberg has also served as Executive Vice President of Daniel Glassman
          Advertising, a division of Banyan.

               David Hillman has served as Secretary of the Company since 1985 and as a director of the Company from January 1990 through April 1995 and from April 29, 1997 through the date of this Prospectus. For more than the past five years, Mr. Hillman has also served as a director of Banyan and since 1990, as President of Banyan's Health Care Division and Treasurer of Banyan. Mr. Hillman, a registered pharmacist, has also served as President of Hospital Research Associates, a division of Banyan engaged in the business of conducting market research for the pharmaceutical industry since 1983. Mr. Hillman has over sixteen years of market research, sales and marketing experience, including product group manager for Lederle Laboratories.

               Lawrence Lenz has served as Chief Financial Officer and Vice President - Finance of the Company since May 1, 1997 and February 11, 1997, respectively. For more than 16 years prior thereto, Mr. Lenz served as Vice President of C.M. Offray & Sons, Inc., a New Jersey based manufacturer and distributor of ribbons. Prior to his affiliation with C.M. Ofray & Sons, Inc., Mr. Lenz served as Senior Financial Manager of General Foods.

               Dr. Philip McGinn has served as a director of the Company since December 1996. Since 1984, Dr. McGinn has also served as President of Worldwide Marketing and Translation Services, Inc., a New Jersey based company providing consulting services in new product and company acquisitions, marketing, market analysis, promotional planning, sales training, management development and business, educational and translation services. Dr. McGinn also served as Associate Dean, School of Health Professions, Long Island University from 1990 to 1996.

               Alan G. Wolin, Ph. D., has served as a director of the Company since May 12, 1997. Since 1988, Dr. Wolin has served as an independent consultant to various companies in the food, drug and cosmetic industries. Between 1962 and 1987, Dr. Wolin served M&M/Mars, the world's largest candy company, in various capacities, including Director of Consumer Quality Assurance and Quality Coordination. In his capacity as Director of Consumer Quality Assurance and Quality Coordination, Dr. Wolin was responsible for ensuring consumer quality and public health issues relating to M&M/Mars' products.

               Directors of the Company are scheduled to hold office until the next Annual Meeting of Stockholders of the Company and until their respective successors shall have been duly elected and qualified.

          Significant Employees
          ---------------------

               Gene Carpenter has served as Regional Sales Director of the Company since January 1994. From May 1988 through December 1993, Mr. Carpenter served as National Sales Manager of Poly

          Pharmaceuticals, Inc., a Mississippi based pharmaceutical company. Prior thereto, Mr. Carpenter served as Regional Sales Manager of Savage Laboratories, Inc., Houston, Texas.

               Robert Corbo has served as Quality Assurance/Control Director of the Company since March 1993. From 1989 to 1993, Mr. Corbo served as Quality Assurance/Control manager for Par Pharmaceuticals, a New York based generic pharmaceutical manufacturer.

               Brian Newby has served as Controller of the Company since June 1997. From April 1994 to June 1997, Mr. Newby served as the Company's in-house accountant. From July 1991 to April 1994, Mr. Newby served as Controller for Wilpage Medical, a Caldwell, New Jersey based medical company.

               Glenn Wilson has served as plant supervisor at the Company's Doak Dermatologics, Inc. subsidiary since April 1994. From 1990 to 1994, Mr. Wilson served as production manager for Gemini Pharmaceuticals, a New York based pharmaceutical company.

               Maurice Woosley has served as President and Vice President of the Company's international division since January 1997. From May 1996 to December 1996, Mr. Woosley served as Vice President of the Company's international division. From November 1994 to April 1996, Mr. Woosley served as Worldwide Marketing Director of Datascope, Inc., a New Jersey based medical device manufacturer. From September 1990 to October 1994, Mr. Woosley served as Global Marketing Director for Davis & Geck, a New Jersey based medical product manufacturer.

          EXECUTIVE COMPENSATION

                              Summary Compensation Table
                              --------------------------

               The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 1996, 1995 and 1994, to Daniel Glassman, the Company's President and Chief Executive Officer, and Alan V. Gallantar, who served as the Company's Corporate Vice President and Chief Financial Officer during the fiscal years ended December 31, 1996, 1995 and 1994. No other executive officer of the Company earned total annual salary and bonus for Fiscal 1996 in all capacities in which such person served the Company in excess of $100,000. There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during Fiscal 1996 to the executive officers named in the following table except as set forth below:



                                                ANNUAL COMPENSATION
                                                -------------------

           NAME AND PRINCIPAL POSITION           YEAR        SALARY
           ---------------------------           ----        ------

           Daniel Glassman                       1996        $122,500
             President and                       1995        $ 75,200
             Chief Executive                     1994        $ 67,000
              Officer

           Alan V. Gallantar                     1996        $118,600
                Corporate Vice President and     1995        $ 54,000
                Chief Financial                  1994        $ 32,900
                  Officer(2)

                                     ANNUAL            LONG-TERM
                                     COMPEN-         COMPENSATION
                                     SATION             AWARDS
                                     ------      --------------------

          NAME AND PRINCIPAL                     SECURITIES UNDERLYING
          ------------------                     ---------------------
          POSITION                    BONUS           OPTIONS(1)
          --------                    -----           ----------

          Daniel Glassman              -0-             404,500(3)
            President and              -0-             359,589(4)
            Chief Executive            -0-             300,000
             Officer

          Alan V. Gallantar            -0-              44,000(5)
               Corporate Vice          -0-                 -0-
               President and
               Chief Financial         -0-              23,000
               Officer(2)
          __________________
          (1) All of these options are exercisable into shares of Class A Common Stock.

          (2) Mr. Gallantar was promoted to the office of Senior Vice President - Director of Corporate Planning and Development of the Company on May 1, 1997. Mr. Gallantar ceased serving as the Company's Corporate Vice President and Chief Financial Officer as of May 1, 1997.

          (3) Of these shares, 31,500 shares underlie options granted on December 5, 1996 to replace a like number of options previously granted to Mr. Glassman which expired by their terms. These options are exercisable at any time prior to December 4, 2001 at an exercise price of $0.825 per share, 110% of the fair market value for shares of Class A Common Stock on the date of grant. The remaining 373,000 shares underlie options which were repriced by the Company on April 18, 1996. These repriced options vest at various times through 1998 and are exercisable at various times through 2000 at an exercise price of approximately $1.44 per share, 110% of the fair market value for shares of Class A Common Stock on the date of repricing. See "Report on Repricing of Options" below.

          (4) Of these shares, 341,589 shares underlie options granted on December 5, 1995. These options are exercisable at any time prior to December 4, 2000 at an exercise price of $1.16875 per share, 110% of the fair market value for shares of Class A Common Stock on the date of grant. These options were granted by agreement with the Company in consideration for Mr. Glassman's agreement to retire 341,589 shares of Class B Common Stock previously distributed to him. The remaining 18,000 shares underlie options granted on September 12, 1995, which options expire during 2000 and vest in equal, one third increments in 1996, 1997 and 1998. The exercise price for these 18,000 options was originally $3.7125 per share, approximately 110% of the fair market value for shares of Class A Common Stock on the original date of grant. These 18,000 options comprise a portion of the 373,000 options owned by Mr. Glassman which were repriced by the Company on April 18, 1996. See "Report on Repricing of Options" below.

          (5) These shares underlie options which were repriced by the Company on February 21, 1996. These repriced options (of which approximately 86% have already vested) vest at various times through December 30, 1997 and are exercisable at an exercise price of $1.47 per share, the fair market value for shares of Class A Common Stock on the date of repricing.
               See "Report on Repricing of Options" below.

                             Option Grants in Fiscal 1996
                             ----------------------------

               The following table sets forth information concerning outstanding options to purchase shares of the Company's Class A Common Stock granted during Fiscal 1996 by the Company to Daniel Glassman, the only executive officer of the Company granted options during Fiscal 1996. Neither options to purchase shares of Class B Common Stock nor stock appreciation rights were granted by the Company during Fiscal 1996. The exercise prices for all options reported below are not less than 110% of the per share market prices for Class A Common Stock on their dates of grant.

                                  INDIVIDUAL GRANTS
                                  -----------------

                                        % OF TOTAL
                         NUMBER OF      OPTIONS
                         SECURITIES     GRANTED TO    EXERCISE
                         UNDERLYING     EMPLOYEES     OR BASE
                          OPTIONS       IN FISCAL      PRICE    EXPIRATION
           NAME           GRANTED        1996(1)      ($/SH)       DATE
           ----          ----------     ----------    -------   ----------
           Daniel          31,500          3.94%      $0.825     12/04/01
           Glassman       373,000(2)      46.70%      $1.440     12/04/00
          ________________
          (1) This figure includes 533,320 options previously granted to employees which, at the election of the employee/optionees, were repriced during Fiscal 1996.
          (2) These shares underlie options that were repriced by the Company on April 18, 1996. See "Report on Repricing of Options" below.

                   Aggregated Option Exercises in Fiscal 1996 and
                             Fiscal Year-End Option Values
                   -----------------------------------------------

               The following table presents the value, on an aggregate basis, as of December 31, 1996, of outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table above. No stock options were exercised by the executive officers listed below during Fiscal 1996.


                                      NUMBER OF SECURITIES UNDERLYING
                                          UNEXERCISED OPTIONS AT
                                              FISCAL YEAR-END
                                      -------------------------------

                   NAME                  EXERCISABLE     UNEXERCISABLE
                   ----                  -----------     -------------

           Daniel Glassman                 634,089          112,000

           Alan V. Gallantar                36,333            7,667


                                    VALUE OF UNEXERCISED IN-THE
                                         -MONEY OPTIONS AT
                                        FISCAL YEAR-END(1)
                                    ---------------------------

                   NAME             EXERCISABLE     UNEXERCISABLE
                   ----            ------------     ------------

           Daniel Glassman            $64,646           $ -0-

           Alan V. Gallantar           $ -0-            $ -0-
          ____________________
          (1) Based on the closing sale price of $1.313 per share of Class A Common Stock on December 31, 1996, as reported by NASDAQ.

                               Employment Contracts and
             Termination of Employment and Change-in-Control Arrangements
             ------------------------------------------------------------

               The Company does not have any employment contracts or termination of employment or change-in-control arrangements with any of its executive officers.

                              Compensation of Directors
                              -------------------------

               Directors who are not officers or employees of the Company receive a director's fee of $600 for each meeting of the Board of Directors, or a committee thereof, attended by such director, plus out-of-pocket costs. Directors who are also officers or employees of the Company receive no additional compensation for their services as directors.

               On December 5, 1996, concurrently with Dr. Philip McGinn's appointment as a director of the Company, Dr. McGinn was granted options to purchase up to 15,000 shares of Class A Common Stock of the Company. These options vest in three equal and annual installments commencing on December 5, 1997 and expire on December 4, 2006. These options are exercisable at $0.6875 per share (the fair market value per share of Class A Common Stock as of the date of grant).

               On January 5, 1996, Mr. David Hillman was granted options to purchase up to 53,568 shares of Class A Common Stock of the Company at an exercise price of $1.1875 per share (the fair market value per share of Class A Common Stock as of the date of grant). These options vested immediately and expire January 4, 2006. These options were granted by agreement with the Company in consideration for Mr. Hillman's agreement to retire 53,568 shares of Class B Common Stock previously owned by him.

               On August 29, 1997, Alan G. Wolin, Ph.D., was granted options to purchase up to 15,000 shares of Class A Common Stock of the Company at an exercise price of $1.25 per share (the fair market value per share of Class A Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on May 12, 1998 and expire on May 11, 2007.

                            Report on Repricing of Options
                            ------------------------------

               On February 16, 1996, the Board of Directors of the Company agreed to reprice all outstanding stock options (consisting solely of options outstanding under the Company's 1990 Stock Option Plan, as amended) so that the exercise price of such options would be recast to be the closing price of the Company's Class A Stock as published in The Wall Street Journal on the day
                                        -----------------------
          the stock options were returned to the Company, if such options were returned prior to 1:00 p.m., or the next days' closing price as published in The Wall Street Journal if such options were
                          -----------------------
          returned after 1:00 p.m. This repricing concluded on June 30, 1996. The weighted average exercise price of all repriced options (after giving effect to the repricing) was approximately $1.46. This repricing (during a period when the Company's Board of Directors determined that the Company's stock price was depressed) was authorized by the Board of Directors to provide, among other things, an incentive for the Company's associates and consultants to share in the Company's future growth and remain with the Company.

               The following table sets forth certain information regarding options that were repriced by the executive officers of the Company listed in the Summary Compensation Table above and the directors of the Company.

                               NUMBER OF   WEIGHTED AVERAGE   WEIGHTED
                               OPTIONS     EXERCISE PRICE     AVERAGE PRICE
          OPTIONEE             REPRICED    BEFORE REPRICING   AFTER REPRICING
          --------             --------    ---------------    ---------------

          Daniel Glassman       373,000        $3.72               $1.44

          Alan V. Gallantar      44,000        $2.72               $1.47

          Iris S. Glassman      145,192        $3.41               $1.31

          David Hillman          28,750        $3.17               $1.54

          Alan G. Wolin           2,300        $3.09               $1.69


                                PRINCIPAL STOCKHOLDERS

               The following table sets forth certain information as of September 30, 1997, regarding the ownership of the Company's Class A and Class B Common Stock by (i) each director of the Company, (ii) the executive officers of the Company named in the Summary Compensation Table set forth elsewhere in this Prospectus, (iii) each beneficial owner of more than five percent of the Class A and Class B Common Stock of the Company known by management and (iv) all directors and executive officers of the Company, as a group, and the percentage of outstanding shares of Class A and Class B Common Stock beneficially held by them on that date.

               Since each share of Class B Common Stock may be converted at any time by the holder into one share of Class A Common Stock, the beneficial ownership rules promulgated under the Securities Exchange Act of 1934, as amended, require that all shares of Class A Common Stock issuable upon the conversion of Class B Common Stock by any stockholder be included in determining the number of shares and percentage of Class A Common Stock held by such stockholder.

                           AMOUNT AND NATURE OF BENEFICIAL OWNER(1)(2)
                           -------------------------------------------
      NAME OF ADDRESS OF              CLASS A                 CLASS B
      BENEFICIAL OWNER              COMMON STOCK            COMMON STOCK
      ------------------            ------------            ------------

      Daniel Glassman                1,062,612(3)            311,736(4)
      383 Route 46 West
      Fairfield, NJ

      Iris S. Glassman                 214,706(5)             37,283(6)
      383 Route 46 West
      Fairfield, NJ

      David Hillman                    132,183(7)             43,610
      383 Route 46 West
      Fairfield, NJ

      Phillip McGinn                     6,000(8)                -0-
      383 Route 46 West
      Fairfield, NJ

      Alan G. Wolin                     55,730(9)                -0-
      383 Route 46 West
      Fairfield, NJ

      Alan V. Gallantar                 63,100(10)               -0-
      383 Route 46 West
      Fairfield, NJ

      Berlex                         1,450,000                   -0-
      Laboratories, Inc.
      110 East Hanover
      Avenue
      Cedar Knolls, NJ

      All executive                  1,668,003(3)            402,821(4)(6)
      officers and                             (4)(5)
      directors as a                           (6)(7)
      group (9                                 (8)(9)
      persons)                                 (10)



                                       PERCENT OF CLASS(2)
                             ----------------------------------------
      NAME OF ADDRESS OF           CLASS A               CLASS B
      BENEFICIAL OWNER           COMMON STOCK          COMMON STOCK
      ------------------         ------------         -------------

      Daniel Glassman
      383 Route 46 West
      Fairfield, NJ                11.70%                 72.24%

      Iris S. Glassman
      383 Route 46 West
      Fairfield, NJ                 2.60%                  8.64%

      David Hillman
      383 Route 46 West
      Fairfield, NJ                 1.61%                 10.11%

      Phillip McGinn
      383 Route 46 West
      Fairfield, NJ                   *                     -

      Alan G. Wolin
      383 Route 46 West
      Fairfield, NJ                   *                     -

      Alan V. Gallantar
      383 Route 46 West                                     -
      Fairfield, NJ                   *

      Berlex
      Laboratories, Inc.
      110 East Hanover
      Avenue
      Cedar Knolls, NJ             17.95%                   -

      All executive
      officers and
      directors as a
      group (9
      persons)                     17.46%                 93.34%

     ____________________________
     *  Represents less than one percent.

          (1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

          (2) Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name under the columns "Class A Common Stock" includes shares of Class A Common Stock issuable upon exercise of presently exercisable warrants and stock options and shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. The shares of Class A Common Stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of Class A Common Stock beneficially owned by any other stockholder.

          (3) Includes 311,736 shares issuable upon conversion of a like number of shares of Class B Common Stock. Of these shares, 37,287 shares are owned indirectly by Mr. Glassman through affiliates and 690,089 shares underlie presently exercisable options owned by Mr. Glassman. Mr. Glassman's affiliates have disclaimed beneficial ownership over all of these shares. Mr. Glassman disclaims beneficial ownership over shares and options owned by his wife, Iris S. Glassman.

                                          (Footnotes continue on next page)

          (4) Includes 26,098 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman's affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris S. Glassman, Mr. Glassman's wife.

          (5) Includes 37,283 shares issuable upon conversion of a like number of shares of Class B Common Stock, 6,800 shares owned indirectly by Mrs. Glassman through affiliates, 25,220 shares owned indirectly by Mrs. Glassman as trustee for her children's trusts and 145,403 shares underlying presently exercisable options. Mrs. Glassman disclaims beneficial ownership over all shares beneficially owned by her husband, Daniel Glassman.

          (6) Includes 20,880 shares owned indirectly by Mrs. Glassman as trustee for the Bradley Glassman 1995 Trust. Mrs. Glassman disclaims beneficial ownership over all shares of Class B Common Stock beneficially owned by her husband, Daniel Glassman.

          (7) Includes 43,610 shares issuable upon conversion of a like number of shares of Class B Common Stock, 1,780 shares owned indirectly by Mr. Hillman through an affiliate and 80,318 shares underlying presently exercisable options. Mr. Hillman's affiliate has disclaimed beneficial ownership over shares owned by it.

          (8) Includes 5,000 shares underlying presently exercisable options.

          (9) Includes 13,533 shares underlying presently exercisable options and 1,800 shares owned indirectly by Dr. Wolin through affiliates.

          (10) Includes 38,000 shares underlying presently exercisable options and 25,000 shares owned indirectly by Mr. Gallantar through an affiliate.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               During Fiscal 1996 and 1995, the Company received administrative support services (consisting principally of advertising services, mailing, copying, data processing and other office service) which were charged to operations from Banyan, an affiliated company controlled by Daniel Glassman, the President and Chief Executive Officer of the Company, amounting to approximately $280,000 and $517,000, respectively. During Fiscal 1996 and Fiscal 1995, the Company paid Banyan $291,000, and $440,000, respectively, for such services. At December 31, 1996, $11,000 was due the Company from Banyan. At December 31, 1995, there were no outstanding balances between the Company and Banyan.

               On December 31, 1990, the Company issued a promissory note in the amount of $123,975 for the cumulative amounts of previously issued demand loans made to the Company by Mr. Glassman. This note was satisfied in its entirety in 1995.

               In connection with the Company's satisfaction in June 1996 of the $1.86 million current liability then owning to Berlex, the Company borrowed $100,000 from various trusts established for the benefit of the children of Mr. Glassman and Iris S. Glassman, Mr. Glassman's wife and Treasurer and a Director of the Company.
          This $100,000 loan was repaid on September 30, 1996 together with accrued interest at the rate of 16% per annum (approximately $4,100).

               The Company rents its Fairfield, New Jersey operating facility from Daniel Glassman and Iris S. Glassman pursuant to a lease expiring on July 31, 1998. This lease is renewable, at the option of the Company, for an additional one year term. Rent expense, including an allocated portion of real estate taxes, was approximately $176,000 and $173,000, respectively, for Fiscal 1996 and Fiscal 1995, and is anticipated to be approximately $194,000 for Fiscal 1997.

               During Fiscal 1996 and Fiscal 1995, Daniel Glassman, the Company's President and Chief Executive Officer also served as Chief Executive Officer of Banyan. As such, Mr. Glassman allocated a portion of his working time to the business of each of the Company and Banyan (Mr. Glassman estimates that less than 5% of his time is spent on Banyan business). During Fiscal 1996 and Fiscal 1995, Mr. Glassman received compensation from the Company and Banyan.

               During Fiscal 1996 and Fiscal 1995, Alan V. Gallantar, the Company's then Chief Financial Officer (and current Senior Vice President and Director - Corporate Planning and Development) also served as Chief Financial Officer of Banyan. As such, Mr. Gallantar allocated a portion of his working time to the business of each of the Company and Banyan (Mr. Gallantar estimates that less than 5% of his time was spent on Banyan business). During Fiscal 1995, renumeration paid to Mr. Gallantar by the Company and Banyan was approximately $54,000 and $74,000, respectively. The Company reimbursed Banyan for the costs of Mr. Gallantar's services. Effective January 1, 1996, Mr. Gallantar began deriving his compensation solely from the Company.


                              DESCRIPTION OF SECURITIES

          GENERAL

               The Company is authorized to issue up to 27,300,000 shares of Common Stock, 26,400,000 shares of which have been designated as Class A Common Stock and 900,000 shares of which have been designated as Class B Common Stock, and 2,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of September 30, 1997 there were issued and outstanding 8,079,798 shares of Class A Common Stock, 431,552 shares of Class B Common Stock and no shares of Preferred Stock.

          COMMON STOCK

               Holders of Class A Common Stock and Class B Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor.

               Holders of Class A Common Stock have one vote for each share held of record and holders of Class B Common Stock have five votes for each share held of record on all matters to be voted on by stockholders, except for the election of directors. So long as there are at least 325,000 shares of Class B Common Stock issued and outstanding, holders of the Class B Common Stock, voting as a separate class, have the right to elect a majority of the directors of the Company (consisting of the sum of one plus one-half of the total number of directors) (the "Class B Directors") and may remove any Class B Director with or without cause at any time and fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, have the right to vote together as a single class to elect the remainder of the directors of the Company (the "Class A Directors") and may remove any Class A Director with or without cause and fill vacancies among Class A Directors.
          Holders of Class A Common Stock and Class B Common Stock do not have cumulative voting rights and vote as one class on all other matters requiring stockholder approval, except that under New Jersey law the affirmative vote of a majority of the outstanding shares of a class of capital stock, voting separately as a class, is required for any amendment to the Company's Certificate of Incorporation which would alter or change the powers, preferences or special rights of such class of the Company's capital stock.

               Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any Preferred Stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights.

          PREFERRED STOCK

               The Board of Directors of the Company has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by stockholders and may adversely affect the voting and other rights of the holders of Common Stock. Further, the issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. As of September 30, 1997, no shares of Preferred Stock were outstanding and the Company had no plans to issue any Preferred Stock.

          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

               The New Jersey Business Corporations Act Law (the "NJBCA") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The Company's certificate of incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the NJBCA. In addition, the certificate of incorporation provides that if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The certificate of incorporation also provides that the Company shall, to the full extent permitted by the NJBCA, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          ANTI-TAKEOVER PROVISIONS

               The Company is subject to certain anti-takeover provisions under the New Jersey Shareholders Protection Act (Sections 14A:10A-1 through 14A:10A-6 of the NJBCA). In general, under this Act, a New Jersey corporation may not engage in any business combination with any "interested stockholder" (a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock), for a period of five years following the date such stockholder became an interested stockholder, unless, generally,
          (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions imposed by this Act could have the effect of discouraging, delaying or preventing a takeover of the Company, which could otherwise be in the best interest of the Company's stockholders, and have an adverse effect on the market price for the Company's capital stock.

          TRANSFER AGENT

               The transfer agent for shares of the Company's capital stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                                 PLAN OF DISTRIBUTION

               The 1,450,000 shares of Class A Common Stock (the "Shares") being registered in the Registration Statement of which this Prospectus forms a part may be offered for resale by the Selling Stockholder who was issued the Shares in private transactions negotiated with the Company during December 1996 and September 1997. These Shares represent all shares of capital stock beneficially owned by the Selling Stockholder. The Selling Stockholder, however, owns warrants entitling it to purchase, when permissible in accordance with applicable state corporate law, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share.

               Shares of the Company's Class A Common Stock are traded currently on the Nasdaq National Market under the symbol "BPRX."

               This Prospectus, as appropriately amended or supplemented, may be used from time to time by the Selling Stockholder, or by its pledgee, donee, transferee or other successor in interest, who has received Shares and who wishes to offer and sell such Shares in the public marketplace. The Company will receive none of the proceeds from any such sales. The Selling Stockholder has advised the Company that, prior to the date of this Prospectus, it has not made any agreement or arrangement with any underwriter, broker or dealer regarding the distribution and resale of the Shares. If the Company is notified by the Selling Stockholder that any material arrangement has been entered into with an underwriter for the sale of the Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of the Shares involved; (iii) the price at which such Shares are sold, the commissions paid or discounts or concessions allowed to such underwriter; and (iv) other facts material to the transaction.

               The Company anticipates that the Selling Stockholder will sell the Shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may resell the Shares through the Nasdaq National Market or through private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling its Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder and/or the purchaser of the Shares for whom such broker-dealer may act as agent (which compensation may be in excess of customary commissions.) The Selling Stockholder and any broker-dealer that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be an underwriter and commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may qualify thereunder rather than pursuant to this Prospectus.

               Sales of the Shares on the Nasdaq National Market may be by means of a variety of methods, including without limitation, the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iv) face-to-face or other direct transactions between the Selling Stockholder and purchasers without a broker or other intermediary. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate.

               The Selling Stockholder is not restricted as to the price or prices at which it may sell the Shares. Sales of the Shares at less than market price may depress the market price of the Company's Class A Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares which may be sold at any one time and the Selling Stockholder is permitted to buy, from time to time, an unlimited number of additional shares of Class A Common Stock in open market transactions or otherwise.

               The Company will pay all of the expenses incident to the offer and sale of the Shares to the public by the Selling Stockholder other than commissions and discounts of underwriters, dealers or agents. There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered by it hereunder.

               Notwithstanding the foregoing, the Company and the Selling Stockholder have entered into an agreement pursuant to which the Selling Stockholder has agreed that prior to it offering for sale, transfer or assignment any of the Shares in a private sale (which shall be deemed to exclude sales pursuant to Rule 144 under the Securities Act) either through a sale on Nasdaq or on a national securities exchange (an "Open Market Sale") or a sale at which the price per share is determined or to be determined by an agreement, written or otherwise, between the Selling Stockholder and the prospective buyer of such Shares, not on Nasdaq or on a national securities exchange ( an "Agreed Upon Sale"), (the Shares to be offered for sale by the Selling Stockholder are herein referred to as the "Offered Shares"), the Selling Stockholder shall provide the Company with the opportunity to purchase the Offered Shares at the Sales Price (as defined below). The Company shall exercise such opportunity by making payment of cash to the Selling Stockholder within five business days from the Company's receipt of the Sales Notice (as defined below) provided that the Company shall, at the Selling Stockholder's request, provide prior to such payment evidence reasonably satisfactory to the Selling Stockholder that (A) the purchase of such Offered Shares by the Company will not constitute a purchase in violation of applicable corporate or other applicable law and (B) there will not occur within 91 days after the date of such payment certain events of insolvency or bankruptcy. In the event the Selling Stockholder makes such a request, such five business day period shall be extended by such time as is reasonably required for the Company to comply with (A) and (B) above (but in no event more than two additional business days). If the Company fails to pay for the Offered Shares within five business days (as the same may be extended) of the Company's receipt of the Sales Notice, the Selling Stockholder may sell such Offered Shares during the next 30 days, in the case of an Agreed Upon Sale, or 90 days in the case of an Open Market Sale, free of any right whatsoever of the Company to purchase the Offered Shares; provided however, that the sale of the Offered Shares shall, on an Open Market Sale, be made on Nasdaq or on a national securities exchange and in the event of an Agreed Upon Sale be made at a price not less than the Offer Price (as defined below). In the event the Selling Stockholder does not sell the Offered Shares within such 30 or 90 day period, the above-described rights continue to apply to any proposed private sale by the Selling Stockholder of the Shares as if no Sales Notice had been given. For purposes hereof, "Sales Price" means (i) in the case of an Open Market Sale, the price per share which is equal to the average of the bid and asked price published in the Wall Street Journal on the business day before the Sales Notice is sent by the Selling Stockholder to the Company (or if there is no bid and asked price on such business day, on the most recent day on which a bid and asked price had been published in the Wall Street Journal) or (ii) in the case of an Agreed Upon Sale, the price per share at which the Selling Stockholder proposes to sell the Offered Shares (the "Offered Price"). The Sales Notice shall be a written notice entitling the Company to purchase the Offered Shares within such five business day period and may be sent to the Company by fax, overnight mail (by federal express, DHL or some other similar service), personal delivery and/or certified mail, return receipt requested and, in the case of an Agreed Upon Sale, contain the price per share at which the Selling Stockholder proposes to sell the Offered Shares. The Company's right to buy the Offered Shares shall not apply if the Company's Class A Common Stock is not then listed on Nasdaq or any national securities exchange.


                                    LEGAL MATTERS

               The validity of the securities being offered hereby will be passed upon for the Company by Reid & Priest LLP, New York, New York.

                                       EXPERTS

               The consolidated financial statements of the Company as of December 31, 1996 and 1995, included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                ADDITIONAL INFORMATION

               The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

          ==============================     ==============================

               NO DEALER, SALESPERSON OR
          OTHER PERSON HAS BEEN
          AUTHORIZED TO GIVE ANY
          INFORMATION OR TO MAKE ANY
          REPRESENTATION OTHER THAN THOSE
          CONTAINED IN THIS PROSPECTUS IN
          CONNECTION WITH THE OFFER MADE
          BY THIS PROSPECTUS, AND, IF               1,450,000 SHARES OF
          GIVEN OR MADE, SUCH INFORMATION          CLASS A COMMON STOCK
          OR REPRESENTATIONS MUST NOT BE
          RELIED UPON AS HAVING BEEN
          AUTHORIZED BY THE COMPANY.
          THIS PROSPECTUS DOES NOT
          CONSTITUTE AN OFFER TO SELL OR
          A SOLICITATION OF AN OFFER TO
          BUY ANY OF THESE SECURITIES IN
          ANY JURISDICTION TO ANY PERSON
          TO WHOM IT IS UNLAWFUL TO MAKE
          SUCH OFFER OR SOLICITATION.
          EXCEPT WHERE OTHERWISE
          INDICATED, THIS PROSPECTUS
          SPEAKS AS OF THE EFFECTIVE DATE
          OF THE REGISTRATION STATEMENT.
          NEITHER THE DELIVERY OF THIS
          PROSPECTUS NOR ANY SALE
          HEREUNDER SHALL UNDER ANY
          CIRCUMSTANCES CREATE ANY
          IMPLICATION THAT THERE HAS BEEN
          NO CHANGE IN THE AFFAIRS OF THE                 BRADLEY
          COMPANY SINCE THE DATE HEREOF.            PHARMACEUTICALS, INC.



                 TABLE OF CONTENTS

                                       Page
                                       ----
          Prospectus Summary............ 3
          Risk Factors.................. 5
          Use of Proceeds...............10
          Dividend Policy...............10
          Price Range of Class A
           Common Stock.................11
          Management's Discussion
            and Analysis of                              ----------
            Financial Condition                          PROSPECTUS
            and Results of                               ----------
            Operations..................11
          Business......................18
          Management....................33
          Principal Stockholders........38
          Description of Securities.....41
          Plan of Distribution..........43
          Legal Matters.................44
          Experts.......................45
          Additional Information........45
          Index to Financial
            Statements..................F-1

                    -----------

               UNTIL  o , 1997 (90 DAYS
          AFTER THE DATE OF THIS
          PROSPECTUS), ALL DEALERS
          EFFECTING TRANSACTIONS IN THE
          REGISTERED SECURITIES, WHETHER
          OR NOT PARTICIPATING IN THIS
          DISTRIBUTION, MAY BE REQUIRED
          TO DELIVER A PROSPECTUS.  THIS
          IS IN ADDITION TO THE OBLIGATION
          OF DEALERS TO DELIVER A
          PROSPECTUS WHEN ACTING AS
          UNDERWRITERS AND WITH RESPECT                 o  , 1997
          TO THEIR UNSOLD ALLOTMENTS OR
          SUBSCRIPTIONS.
          ==============================     ==============================

                              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----

     Bradley Pharmaceuticals, Inc. and Subsidiaries

        Report of Independent Certified Public Accountants . . . .    F-2

        Consolidated Balance Sheets at December 31, 1996
          and 1995 and June 30, 1997 (unaudited) . . . . . . . . .    F-3

        Consolidated Statements of Operations for the
          Years Ended December 31, 1996 and 1995
          and the Six Months Ended June 30, 1997 and
          1996 (Unaudited) . . . . . . . . . . . . . . . . . . . .    F-5

        Consolidated Statement of Shareholders  Equity for the
          Years Ended December 31, 1996 and 1995 and the
          Six Months Ended June 30, 1997 (Unaudited) . . . . . . .    F-6

        Consolidated Statements of Cash Flows for the
          Years Ended December 31, 1996 and 1995
          and the Six Months Ended June 30, 1997 and
          1996 (Unaudited) . . . . . . . . . . . . . . . . . . . .    F-7

        Notes to Consolidated Financial Statements . . . . . . . . F-9 - F-34

                        REPORT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


     Board of Directors and Shareholders
        Bradley Pharmaceuticals, Inc.


     We have audited the accompanying consolidated balance sheets of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We  conducted our  audits  in  accordance  with  generally  accepted
     auditing standards.   Those standards require  that we  plan and perform
     the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements referred to above present
     fairly, in all  material  respects,  the   consolidated  financial
     position  of  Bradley Pharmaceuticals, Inc. and Subsidiaries  as of
     December 31, 1996 and  1995, and the  consolidated   results  of
     their  operations,   and  their  consolidated shareholders   equity
     and their consolidated cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As  described  in  Note B,  the  Company  has  a  working capital
     deficit  of $2,829,000  at   December  31,  1996.    The   Company
     is obligated to pay approximately $2.9 million through January 1998, to Berlex Laboratories, Inc. under a product acquisition agreement
     (Note  C).    These  factors  raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that might result from this uncertainty.


     /s/ Grant Thornton LLP

     GRANT THORNTON LLP

     Parsippany, New Jersey
     March 13, 1997

                   Bradley Pharmaceuticals, Inc. and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS



                                                  December 31,           June 30,
                                          --------------------------   -----------
                    ASSETS                   1995            1996         1997
                                          -----------     ----------   -----------
                                                                       (unaudited)

     CURRENT ASSETS
       Cash and cash equivalents  . . . . $   556,064    $    -        $   650,903
       Accounts receivable, net of
         allowance for doubtful
         accounts of $71,000 in 1996,
         $114,000 in 1995 and $65,000
         in 1997  . . . . . . . . . . . .   2,254,757      2,736,037     1,974,632
       Refundable income taxes  . . . . .   1,764,256         -              -
       Inventory  . . . . . . . . . . . .   1,671,967      1,057,985       958,823
       Prepaid samples and materials  . .   2,255,597      1,681,199     1,400,019
       Prepaid expenses and other . . . .     111,376         52,984       177,216
                                          -----------    -----------   -----------

          Total current assets  . . . . .   8,614,017      5,528,205     5,161,593


     PROPERTY AND EQUIPMENT - AT COST,
       less accumulated depreciation of
       $900,000 in 1996 and $682,000 in
       1995 . . . . . . . . . . . . . . .     570,195        343,428       280,405


     INTANGIBLE ASSETS, NET . . . . . . .  17,715,737     14,831,536    14,164,980
                                          -----------    -----------   -----------

                                          $26,899,949    $20,703,169   $19,606,978

     The accompanying notes are an integral part of these statements.

                Bradley Pharmaceuticals, Inc. and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS



                                                    December 31,            June 30,
                                             --------------------------    -----------

              LIABILITIES AND                    1995           1996          1997
              SHAREHOLDERS'  EQUITY          -----------    -----------    -----------
                                                                           (unaudited)


     CURRENT LIABILITIES
        Current maturities of long-term
          debt . . . . . . . . . . . . . .   $ 4,949,633    $ 3,444,569    $ 2,998,569
        Accounts payable . . . . . . . . .     3,787,112      2,035,448      1,718,028
        Accrued expenses . . . . . . . . .     4,805,336      2,683,712      2,183,493
        Income taxes payable . . . . . . .        -             193,276        301,441
                                             -----------    -----------    -----------

        Total current liabilities  . . . .    13,542,081      8,357,005      7,201,531

     LONG-TERM DEBT, less current
       maturities  . . . . . . . . . . . .     4,491,050        530,964        326,292

     COMMITMENTS AND CONTINGENCIES

     SHAREHOLDERS  EQUITY
        Preferred stock, no par value;
          authorized, 2,000,000 shares;
          issued - none . . . . . . . . .          -              -              -
        Common Stock, Class A, no par
          value; authorized, 26,400,000
          shares; issued, 7,692,267
          shares in 1996 and 1997 and
          6,780,267 shares in 1995  . . .     13,185,990     13,970,240     13,970,240
        Common Stock, Class B, no par
          value; authorized, 900,000
          shares; issued and
          outstanding, 431,552 shares
          in 1996 and 1997 and 495,443
          shares in 1995  . . . . . . . .        845,448        845,448        845,448
        Investment in ITG Laboratories,
          Inc. . . . . . . . . . . . . . .      (565,625)          -              -
        Treasury stock, Class A, at cost
          (57,336 shares at
          June 30, 1997)  . . . . . . . .                                      (78,415)
        Accumiulated deficit  . . . . . .     (4,598,995)    (3,000,488)    (2,658,118)
                                             -----------    -----------    -----------

                                               8,866,818     11,815,200     12,079,155
                                             -----------    -----------    -----------

                                             $26,899,949    $20,703,169    $19,606,978
                                             ===========    ===========    ===========



     The accompanying notes are an integral part of these statements.

                  Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                            Year ended December 31,    Six months ended June 30,
                         --------------------------   -------------------------
                             1995           1996          1996         1997
                         -----------    -----------   -----------   -----------
                                                       (unaudited)   (unaudited)

 Net sales  . . . . . . . $10,621,061    $12,769,266    $6,908,499    $7,373,970
 Cost of sales  . . . . .   3,960,337      3,311,313     1,681,040     1,807,376
                          -----------    -----------    ----------    ----------

                            6,660,724      9,457,953      5,227,459    5,566,594
                          -----------    -----------     ----------   ----------


 Selling, general and
   administrative
   expenses . . . . . . .  12,861,758      6,947,871      3,660,007    4,011,810
 Depreciation and
   amortization . . . . .   1,689,987      1,855,141        912,179      806,064
 Other income -
   litigation
   settlement,net of
   expenses . . . . . . .        -        (1,645,132)           -             -
 Interest expense, net  .     526,244        551,566        340,749      182,600
                          -----------    -----------     ----------   ----------

                           15,077,989      7,709,446      4,912,935    5,000,474
                          -----------    -----------     ----------   ----------

 Income (loss) before
   income taxes . . . . .  (8,417,265)     1,748,507        314,524      566,120

 Income tax (expense)
   benefit  . . . . . . .   1,496,024       (150,000)           -        223,750
                          -----------    -----------     ----------   ----------


    NET INCOME (LOSS) . . $(6,921,241)   $ 1,598,507     $  314,524   $  342,370
                          ===========    ===========     ==========   ==========


 Weighted average           7,348,975      7,175,348      7,183,354    8,098,251
   shares outstanding . . ===========    ===========     ==========   ==========

 Net income (loss) per
   common share
     Primary  . . . . . .       $(.94)          $.22           $.04         $.04
                                =====           ====           ====         ====

     Fully diluted  . . .       $(.94)          $.22           $.04         $.04
                                =====           ====           ====         ====


     The accompanying notes are an integral part of these statements.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                     CONSOLIDATED STATEMENT OF SHAREHOLDERS  EQUITY



                                                                           Years ended December 31, 1996 and 1995


                                           Class A               Class B
                                         common stock,        common stock,
                                         no par value         no par value                                   Investment
                                           (Note A)             (Note A)          Retained  Treasury stock    in ITG
                                       --------------------  ----------------      earnings  --------------   Labora-
                                                                               (accumulated                   tories,
                                       Shares     Amount      Shares   Amount     deficit)   Shares  Amount    Inc.       Total
                                      --------- -----------  -------  --------  -----------  ------  ------  --------  -----------

      Balance at December 31, 1994  . 5,985,663 $11,179,423  881,300  $845,448  $ 2,322,246                            $14,347,117

      Stock options exercised . . . .    67,719     165,281                                                                165,281
      Warrants and private placement
          options exercised   . . . .   605,495   1,425,661                                                              1,425,661
      Conversion of Class B common
          stock to Class A common
          stock   . . . . . . . . . .    21,390              (21,390)                                                        -
      Return and retirement of Class
          B shares  . . . . . . . . .                       (364,467)                                                        -
      Investment in ITG Laboratories,
          Inc.  . . . . . . . . . . .   100,000     415,625                                                 $(565,625)    (150,000)

      Net loss for the year . . . . .                                            (6,921,241)                            (6,921,241)
                                     ----------    -------- --------  --------   -----------                ---------    ---------

      Balance at December 31, 1995  . 6,780,267  13,185,990  495,443   845,448   (4,598,995)                 (565,625)   8,866,818

      Shares issued to Berlex Inc.
          pursuant to amendment to
          asset purchase agreement  . 1,000,000   1,125,000                                                              1,125,000
      Shares issued for consulting
          services  . . . . . . . . .    12,000      16,875                                                                 16,875
      Compensation charge for stock
          options issued to
          consultants   . . . . . . .                58,000                                                                 58,000
      Return and retirement of Class
          B shares  . . . . . . . . .                        (63,891)                                                        -
      Disposition of investment in
          ITG Laboratories, Inc.  . .  (100,000)   (415,625)                                                  565,625      150,000

      Net income for the year . . . .                                             1,598,507                              1,598,507
                                      ---------  ----------  -------   -------    ---------                   -------    ---------

      Balance at December 31, 1996  . 7,692,267  13,970,240  431,552   845,448   (3,000,488)                    -       11,815,200

      Net income for the six months
          ended June 30, 1997
          (unaudited)   . . . . . . .                                               342,370                                342,370
      Treasury stock purchases
          (unaudited)   . . . . . . .                                                        66,000  $(90,056)             (90,056)
      Issuance of treasury stock to
          401(k) plan (unaudited)   .                                                        (8,664)   11,641               11,641
                                      --------- -----------  -------  --------  -----------  ------  -------- -------  -----------

      Balance at June 30, 1997        7,692,267 $13,970,240  431,552  $845,448  $(2,658,118) 57,336  $(78,415)  -      $12,079,155
                                      ========= ===========  =======  ========  ===========  ======  ======== =======  ===========


     The accompanying notes are an integral part of this statement.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF CASH FLOWS






                               Year ended December 31,     Six months ended June 30,
                               -------------------------   -------------------------
                                   1995          1996          1996         1997
                               -----------   -----------   ------------  -----------
                                                            (unaudited)  (unaudited)

     Cash flows from operating
     activities
       Net income (loss)       $(6,921,241)  $ 1,598,507   $   314,524   $  342,370
       Adjustments to
       reconcile net income
       (loss) to net cash
       provided by (used in)
       operating activities
         Depreciation and
         amortization            1,689,987     1,855,141       912,179      806,064
         Loss on sale of
         fixed assets                -             8,437          -           -
         Noncash compensation
         charges                     -            74,875          -           -
         Deferred tax benefit      482,000         -              -           -
         Changes in
         operating assets
         and liabilities
           Accounts
           receivable            2,736,355      (481,280)      720,064      761,405
           Inventory and
           prepaid
           samples and
           materials            (1,279,724)    1,188,380       447,335      380,342
           Prepaid
           expenses and
           other                    60,322        58,392        16,459     (124,233)
           Accounts
           payable and
           accrued
           expenses              4,370,157    (3,426,907)   (2,152,526)    (817,638)
           Income taxes
           payable/
           refundable           (2,970,702)    1,957,532     1,810,383      108,165
           Due to/
           from affiliate           96,419           -         (71,666)       -
                                ----------    ----------     ---------     --------


         Net cash provided
           by (used in)
           operating
           activities           (1,736,427)    2,833,077     1,996,752    1,456,475
                                ----------    ----------     ---------    ---------

     Cash flows from investing
     activities
       Investment in Doak
        Pharmacal Co. Inc.        (314,807)       (7,236)       (6,190)      (2,372)
        Proceeds from
        disposition of
        common stock of ITG
        Laboratories, Inc.           -            33,000        24,000        -
        Redemption (purchase)
        of temporary
        investments, net           697,124          -            -            -
        Additional investments
        in trademarks,
        patents and other
        intangible assets         (250,999)     (350,244)     (301,802)     (55,890)
        Purchase of property
        and equipment              (86,478)      (22,312)      (10,773)     (18,223)
        Proceeds on sale of
        fixed assets                 -             6,200         -            -
                                 ---------    ----------     ---------     ---------

         Net cash provided
           by (used in)
           investing
           activities               44,840      (340,592)     (294,765)     (76,485)
                                 ---------    ----------     ---------    ---------



                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                               Years ended December 31,



                                Year ended December 31,    Six months ended June 30,
                               -------------------------   -------------------------

                                   1995         1996          1996           1997
                               ------------  -----------   ------------   ----------
                                                           (unaudited)   (unaudited)

     Cash flows from financing
     activities
       Proceeds from (payment
       of) shareholders'
       loans                   $   (15,000)  $     -       $    100,000    $   -
       Payment of notes
       payable                    (524,383)   (3,048,549)    (2,324,548)    (650,671)
       Proceeds from
       conversion of
       warrants
       and options               1,590,942         -              -            -
       Purchase of treasury
       shares, net                   -             -              -          (78,416)
                                ----------   -----------   ------------    ---------

          Net cash (used in)
          provided by
          financing
          activities             1,051,559    (3,048,549)    (2,224,548)    (729,087)
                                ----------   -----------   ------------    ---------

           NET (DECREASE)
           INCREASE
           IN CASH AND CASH
           EQUIVALENTS            (640,028)     (556,064)      (522,561)     650,903

     Cash and cash equivalents
     at beginning of
     period                      1,196,092       556,064        556,064        -
                                ----------   -----------   ------------    ---------

     Cash and cash equivalents
     at end of period           $  556,064   $     -       $     33,503   $  650,903
                                ==========   ===========   ============   ==========

        Supplemental
        disclosures of cash
        flow information:
          Cash paid during the
          period for
            Interest            $   97,900   $   224,000   $    109,000   $   66,000
            Income taxes           953,000        42,000           -          74,000



          Reference is made to Notes C and D for product acquisitions in 1996 and 1995, and the payment terms for such acquisitions.

          The Company issued 1,000,000 shares of its Class A common stock in partial satisfaction of its obligation to Berlex in 1996 (see Note C).

          The accompanying notes are an integral part of these statements.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)



          NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

          Bradley Pharmaceuticals, Inc. (the "Company") is a New Jersey corporation founded in 1985. The Company's primary business activity is the manufacturing and marketing of various pharmaceutical and dermatological products, which have been acquired through the purchase of trademark rights and patents.

          A summary of the significant accounting policies of the Company applied in the preparation of the accompanying consolidated financial statements follows:

               1.   Principles of Consolidation

               The consolidated financial statements include the accounts of Bradley Pharmaceuticals, Inc. and its wholly-owned subsidiary, Doak Dermatologics Inc. ("Doak"), acquired February 1, 1994 (Note D) and its wholly-owned foreign sales corporation, Bradley Pharmaceuticals Overseas, Ltd., formed in February 1995, and its wholly-owned subsidiary, Bradley Pharmaceuticals (Canada) Inc., formed in June 1996. All intercompany transactions have been eliminated in consolidation.

               2.   Inventory

               Inventory, consisting principally of finished goods, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

               3.   Prepaid Samples and Materials

               The Company capitalizes product samples and promotional materials. These items are charged to operations in the period in which they are distributed to customers.

               4.   Depreciation

               Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line and accelerated methods over a period of five to seven years for equipment and ten years for leasehold improvements.

               5.   Intangible Assets

               The costs of noncompete agreements, goodwill, license agreements, and purchased trademarks and patents are capitalized and amortized on a straight-line basis to operations over their estimated useful lives or statutory lives, whichever are shorter. The estimated lives for trademarks are 10 to 40 years (with a cost basis of approximately $13.9 million and $14.5 million at December 31, 1996 and 1995, respectively, comprised of 15-year life trademarks).

               The estimated amortization periods for other intangible assets are as follows: 10 to 20 years for goodwill, 10 years for license agreements, 17 years (or the remaining life at the time of purchase, if shorter) for patents and 3 years for noncompete agreements.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


           NOTE A (CONTINUED)


               The Company has adopted Statement of Financial Accounting Standards No. 121, "Impairment of Long-Lived Assets to be Disposed Of." Accordingly, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, management assesses the recoverability of the asset. Management compares the cash flows, on an undiscounted basis, expected to be generated from the related assets to the carrying amounts to determine whether an impairment has occurred. It is reasonably possible that the actual cash flows that result will be insufficient to recover the carrying amount of certain of these intangibles. No impairment loss was required for 1996 or 1995.

               6.   Cash and Cash Equivalents

               Cash and cash equivalents include investments in highly liquid securities having an original maturity of three months or less at the time of purchase.

               7.   Certain Concentrations

               The Company is potentially subject to concentrations of credit risk, which consist principally of cash and cash equivalents and trade accounts receivable. The cash and cash equivalent balances at December 31, 1995 were principally held by one institution, and are in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limit. Concentration of credit risk with respect to accounts receivable is generally limited due to the Company's large, diverse customer base. Moreover, at December 31, 1996 and 1995, two and three wholesale customers accounted for approximately 59% and 38%, respectively, of the total accounts receivable balance.

               Approximately 51% and 40% of the Company's net sales for the years ended December 31, 1996 and 1995 were derived from sales of its Deconamine(Registered Trademark) products. The Company cannot predict the date Deconamine(Registered Trademark)SR status, mandated by the United States Food and Drug Administration, ("FDA") will change from a prescription product to an over-the-counter product. The Company, however, based upon information obtained currently from the FDA, believes the status will not change until sometime after April 1998. For the year ended December 31, 1995, Deconamine(Registered Trademark) sales (purchased through wholesalers) to the U.S. government and its affiliated agencies generally under contracts accounted for approximately 25% of gross sales; however, less than 10% of overall net sales. During 1996, certain of these contracts were terminated or renegotiated at higher prices, and accounted for approximately 27% and 9% of gross and net sales, respectively.

               For the year ended December 31, 1996, three wholesale customers accounted for approximately 37% (15%, 12% and 10%) of net sales. For the year ended December 31, 1995, three wholesale customers accounted for approximately 41% (16%, 13% and 12%) of net sales.

               One company manufacturing products for the Company accounted for approximately 16% of the Company's cost of goods sold for the year ended December 31, 1996. Two companies manufacturing products and two companies producing packaging products for the Company accounted for approximately 20%, 12%, 13% and 10%, respectively, of the Company's cost of goods sold for the year ended December 31, 1995. Management

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE A (CONTINUED)

               believes it can obtain replacement manufacturing arrangements and that a loss of any or all of their vendors and/or manufacturers would not have a material effect on the Company.

               The Company had export sales of approximately 11% and 20% of its net sales for the years ended December 31, 1996 and 1995, respectively.

               8.   Net Income Per Common Share

               For the years ended December 31, 1996 and 1995, the net income (loss) per common share was based upon weighted average number of shares outstanding of Class A and B shares and does not include the effect of the stock equivalents because the inclusion of such stock equivalents would be antidilutive or not materially dilutive.

               9.   Income Taxes

               The Company and Doak file a consolidated Federal income tax return.

               The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires, among other things, an asset and liability approach for financial accounting and reporting for deferred income taxes. In addition, the deferred tax liabilities and assets are required to be adjusted for the effect of any future changes in the tax law or rates. Deferred income taxes arise from temporary differences resulting in the basis of assets and liabilities for financial reporting and income tax purposes.

               10.  Accounting for Stock Options

               Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation, " issued in 1995, introduces a method of accounting for employee stock-based compensation plans based upon the fair value of the awards on the date they are granted. Under this fair value based method, public companies estimate the fair value of stock options using a pricing model, such as the Black Scholes model, which requires inputs such as the expected volatility of the stock price and an estimate of the dividend yield over the option's expected life. This statement gives entities a choice of recognizing related compensation expense by adopting the new valuation method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board ("APB") Opinion No. 25. The Company has adopted the APB No. 25 method of measurement (see Note H-2).

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE A (CONTINUED)


               11.  Reclassifications

               Certain reclassifications have been made to the prior year financial statements in order to conform to the current presentation.

               12.  Using Estimates in Financial Statements

               In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's estimate for chargebacks and rebates represents a particularly sensitive estimate.

               13.  Chargebacks and Rebates

               Chargebacks and rebates are based on the difference between the prices at which the Company sells its products (principally DECONAMINE(R)SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged back to the Company, or rebated to the end user, at the time of sale to the wholesaler. Management has recorded an accrual for chargebacks and rebates of $1,865,000 and $3,026,000 at December 31, 1996 and 1995,
               respectively (included in accrued expenses), based upon factors including current contract prices, historical chargeback rates and actual chargebacks claimed. The amount of actual chargebacks claimed could differ (either higher or lower) in the near term from the amounts accrued by the Company.

               At September 30, 1995, the Company recorded a change in estimate for chargebacks relating principally to government and managed care sales of DECONAMINE(R)SR made in prior periods. The re-estimate for chargebacks and rebates for the year ended December 31, 1995 was $1,300,000.

               The Company's analysis of the trend in actual chargebacks and rebates resulted in a decrease in the percentage used to adjust gross sales to net sales for the second quarter of 1997, resulting in increased net sales and net income of $45,000. Additionally, during the second quarter of 1997, the Company released approximately $229,000 of the previously established chargeback and rebate reserves, resulting in an increase to net sales and net income.

               14.  Unaudited Interim Financial Information

               The unaudited condensed interim financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)



          NOTE A (CONTINUED)


               In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring entries) necessary to present fairly the financial position as of June 30, 1997 and the results of operations and cash flows for the six-month periods ended June 30, 1997 and 1996, respectively.

               The results reported for the six-month period ended June 30, 1997 are not necessarily indicative of the results of operations which may be expected for a full year.


          NOTE B - BASIS OF PRESENTATION

               The Company had a working capital deficit of $2,828,800 at December 31, 1996. The Company is obligated to pay approximately $2.9 million through January 1998 to Berlex Laboratories, Inc. ("Berlex") under a product acquisition agreement for its DECONAMINE(Registered Trademark) product (Note C), which agreement was amended December 23, 1996. $500,000 of the January 1997 through March 1997 payments aggregating $1,200,000 have been made through March 1997, and the due date of the March 1997 payment of $700,000 was extended to April 15, 1997. The Company's consolidated financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

               Management's plans for dealing with these matters include some or all of the following:

                    -    Make the required debt service payments
                         as cash is available.  This amount is
                         expected to be paid from cash on hand,
                         cash generated by operations, private
                         placements with new or existing investor groups, or loans.

                    -    The Company also believes it has the
                         ability to accelerate sales to (and
                         collections from) certain customers and
                         to sell certain foreign and domestic
                         trademark rights to the extent necessary
                         (if at all) to make certain payments.

                    -    Pursue equity financing on terms that
                         management considers to be satisfactory.

                    -    Negotiating additional payment
                         modifications with Berlex (see Note C).

               Although management considers its plans to be viable, there can be no assurance that the Company will be successful in carrying out these plans.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE C - INTANGIBLE ASSETS

               Intangible assets are summarized as follows:

                                   1996                     1995
                          ------------------------- -------------------------
                                       Accumulated               Accumulated
                              Cost     amortization    Cost      amortization
                          -----------   ----------  -----------   ----------
          Trademarks  . . $16,905,140   $3,675,007  $18,195,401   $2,406,176
          Patents . . . .   1,327,454      735,517    1,327,454      551,666
          Licenses  . . .     124,886       46,800      124,886       34,320
          Goodwill  . . .   1,248,125      318,399    1,221,366      194,688
          Covenants not       162,140      160,486      162,140      128,660
          to compete  . . -----------     --------     --------     --------

                          $19,767,745   $4,936,209   $21,031,247  $3,315,510
                          ===========   ==========   ===========  ==========
               Intangible assets arose principally from the Doak acquisition (Note D) and the following transactions in 1992 through 1996.

               1.   LUBRIN(Registered Trademark)

               In December 1992, the Company acquired certain rights, including the trademark and patent, to the personal lubricating insert, LUBRIN(Registered Trademark) INSERTS ("LUBRIN(Registered Trademark)"). Concurrently with this acquisition, the Company and UPSHER-SMITH LABORATORIES, INC. ("UPSHER-SMITH"), entered into a three-year manufacturing contract, renewable at six-month intervals after the initial term, to manufacture LUBRIN(Registered Trademark) for the Company and agreed for seven years not to compete with the Company with respect to the product LUBRIN(Registered Trademark).

               Total consideration for the Company's acquisition of LUBRIN(Registered Trademark) consisted of: (i) $1 million, $500,000 of which was paid at closing, with the balance payable at a rate of 9% per annum, in 20 quarterly installments of $31,321 each, commencing on March 15, 1993;
               (ii) a 4% royalty on adjusted sales of LUBRIN(Registered Trademark) up to and including the first $5,000,000 and 3% of adjusted sales in excess of the first $5,000,000 through October 30, 1999; and (iii) warrants to purchase up to 60,000 shares of the Company's Class A common stock at a price of $4.50 per share exercisable at any time prior to December 15, 1997. Of the total purchase price, $1 million was attributed to patents with an estimated life of seven years.

               2. TRANS-VER-SAL(Registered Trademark) Wart Products/ GLANDOSANE(Registered Trademark)

               On March 30, 1993, the Company acquired from Tsumura Medical, a division of Tsumura International, Inc., all technical, proprietary and distribution rights to five specialized dermal patch products currently used in the treatment of warts ("TRANS-VER-SAL(Registered Trademark)") and a synthetic saliva aerosol product ("GLANDOSANE(Registered Trademark)") used to alleviate dry mouth caused by various treatments and illnesses.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE C (CONITNUED)


               Total consideration for the Company's acquisition of these products consisted of: (i) $1,300,000, of which $850,000 was paid at closing and the balance of $450,000 payable by the Company's promissory note at 7% per annum in twenty quarterly installments of $26,861; (ii) a 5.5% royalty on net sales of the products payable for a period of five years or until an aggregate $600,000 of royalty payments are made; (iii) approximately $170,000 paid for the acquisition of inventory on hand; and (iv) warrants granted to purchase up to 150,000 shares of the Company's Class A common stock at $4.50 per share exercisable at any time through March 30, 1998. Of the total purchase price, $866,250 was attributed to trademarks with an estimated life of 20 years.

               3.   DECONAMINE(Registered Trademark)

               On December 10, 1993 (the "Closing Date"), in accordance with the terms and conditions set forth in the Purchase Agreement dated as of November 10, 1993, as amended (the "Purchase Agreement"), between Bradley Pharmaceuticals, Inc. and Berlex Laboratories, Inc. ("Berlex"), the Company acquired all technical, proprietary and distribution rights to an allergy and decongestant remedy called DECONAMINE(Registered Trademark) ("DECONAMINE(Registered Trademark)").

               Specifically, the Company acquired: Customer receivables, net of chargebacks and rebates from sales of DECONAMINE(Registered Trademark) from the close of business on October 29, 1993 to the Closing Date; all DECONAMINE(Registered Trademark) inventory existing at the Closing Date; and all intellectual property rights, marketing materials, books and records, licenses and permits and goodwill relating to DECONAMINE(Registered Trademark).

               Total consideration for the Company's acquisition (after giving effect to imputed interest of approximately $1.6 million) was originally approximately $16.4 million (the "Purchase Price") and consisted of: (i) approximately $4.3 million, paid at closing, from the proceeds of a private placement (Note H), with an additional $1.7 million paid from proceeds of DECONAMINE(Registered Trademark) sales from November 1, 1993 to the date of closing; (ii) $0.4 million representing the standard costs of the inventory as of the close of business on October 29, 1993 (except for 50% of the inventory of the raw material active ingredient) paid 30 days from the Closing Date; (iii) the standard costs of 50% of the inventory of the raw material active ingredient paid 60 days from closing; (iv) a non-interest-bearing note calling for payments of $2 million during December 1994, approximately $2.66 million each on the second, third and fourth anniversaries of the Closing Date; and (v) $84,000 to be paid on the last day of each month beginning with January 1996, up to a maximum of $2 million if the effective date (plus grace period for compliance, if any) announced by the FDA publication with respect to the final "Monograph" for DECONAMINE(Registered Trademark) has occurred; and the Company has, prior to or during such month, expended funds for the purpose of preserving the prescription drug status of DECONAMINE(Registered Trademark).

               During the fourth quarter of 1995, the Company accrued approximately $1,512,000 representing 18 months of payments pursuant to item (v) above as the minimum amount it determined to be payable prior to DECONAMINE(Registered Trademark) coming off prescription status. During the first quarter of 1996, an additional $252,000 was accrued, representing an additional three months of payments.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE C (CONTINUED)


               On January 5, 1996, the Company and Berlex amended the agreement to provide for the following:

               - The $2.67 million due on December 9, 1995 was rescheduled to provide a payment of $800,000 in February 1996 and the remainder to be paid on June 30, 1996. All payments are collateralized by the Company's accounts receivable and inventory until after the June 30, 1996 payment is made.

               - The $84,000 monthly payments described in item (v) above will be payable beginning in January 1, 1998.

               - Interest will accrue on the deferred $2.67 million payment at prime plus 4%. Interest will accrue on the $84,000 per month beginning February, 1996 at prime plus 2%.

               On December 23, 1996, the Company and Berlex further amended the agreement to provide the following:

               - The Company is to make payments of $250,000 each on December 23, 1996, December 31, 1996, January 30, 1997 and February 18, 1997; $700,000 is due on March 17, 1997; $1.0 million is due on May 15, 1997; and $100,000 per month is due June 15, 1997 through January 15, 1998. $500,000 of the $1,200,000 due Berlex for the period January 1997 through March 1997 was paid through March 1997. A one-month extension until April 15, 1997 was granted by Berlex for the March 1997 payment.

               - The Company also issued to Berlex 1,000,000 Class A shares (approximately 13% of the new public float of 7.7 million shares) with a then market value of $1,125,000, and which the Company is required to use its best efforts to cause to be registered with the Securities and Exchange Commission.

               The Company granted Berlex a security interest in all of the Company's accounts receivable to secure the payments of the first $1.7 million in payments and executed a Confession of Judgment in the event the Company defaults in timely making any of such $1.7 million in payments.

               The difference between the carrying amount of the obligation to Berlex and the amount of consideration to be paid under the December 23, 1996 amendment represents a reduction in the net purchase price of DECONAMINE(Registered Trademark) pursuant to the
               December 1996 amended agreement, amounted to $2,413,000 and was recorded as a reduction to the intangible assets.

               On September 19, 1997 (the "Closing"), the Company consummated the negotiated settlement of all of its outstanding obligations to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE(Registered Trademark) line of cough and cold products. Immediately prior to the Closing, the Company was indebted to Berlex in the approximate aggregate amount of $2.5 million. As security for the satisfaction of its obligations to Berlex, the Company had granted to Berlex a lien covering all of the Company's accounts receivable and warranted to Berlex that until such time as all of the Company's obligations to Berlex were satisfied, the Company would not, generally, without Berlex's consent, grant any person a security interest in, or create a lien upon, any of the Company's assets.

               At the Closing, in satisfaction of all outstanding obligations owing to Berlex, and in consideration of Berlex's release of its lien covering the Company's accounts receivable, the Company (i) paid to Berlex $1.15 million in

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE C (CONTINUED)


               cash, plus accrued interest (the "Cash Payment"), (ii) issued to Berlex 450,000 shares of Class A Common Stock (which, when added with the other shares of Class A Common Stock previously issued to Berlex represented, at the time of issuance, approximately 19% of the outstanding Class A Common Stock of the Company) and (iii) agreed to issue to Berlex, when permissible in accordance with applicable state corporate law, warrants entitling Berlex to purchase, under certain conditions, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share. Such warrants are subject to certain anti-dilution provisions and expire two years after issuance, but may be extended under certain conditions.

               The difference between the then carrying amount of the obligation to Berlex and the total consideration specified by the September 19, 1997 amendment represents a reduction in the net purchase price of DECONAMINE(Registered Trademark), and will be recorded as a reduction to the intangible assets.

               In order to raise the funds necessary for the Company to make the Cash Payment to Berlex, the Company, concurrently with the Closing, entered into a $3 million revolving credit facility with The CIT Group/Credit Finance Inc. ("CIT"). Advances under this facility are calculated pursuant to a formula which is based upon the Company's then "eligible" accounts receivable and inventory levels. This line of credit has an initial term of three years and is renewable for successive periods of two years each. The credit facility requires an annual facility fee and is subject to an unused credit line percentage fee. Interest accrues on amounts outstanding under this facility at the rate equal to the prime rate of interest from time to time announced by The Chase Manhattan Bank as its prime rate of interest plus 2 1/4%. The Company's obligations under this credit facility have been secured by the grant by the Company to CIT of a lien upon, and the pledge of a security in, all of the Company's inventory, accounts receivable, intangible assets (subject to prior lien) and other assets. The credit facility contains certain covenants and restrictions and a limited personal guaranty by Daniel Glassman.

               4. ADEFLOR M(Registered Trademark) and PAMINE(Registered Trademark) Acquisitions

               In February 1994, the Company acquired from The Upjohn Company ("Upjohn"), all United States manufacturing, packaging and proprietary rights, including all trademarks, registrations, marketing data, and customer lists of ADEFLOR M(Registered Trademark), a vitamin and mineral tablet with fluoride, and PAMINE(Registered Trademark) tablets, methscopalamine bromide, used in connection with the treatment of peptic ulcers. In consideration therefor, the Company agreed to pay Upjohn $225,000, $50,000 at closing, with the remaining $175,000 payable in equal quarterly installments of $25,000, each commencing on June 30, 1994.
               In addition, the Company agreed to pay Upjohn an 8% royalty against net sales of these products through February 1, 1996, and a 4% royalty thereafter until February 1, 2004. In 1996, the Company and Upjohn entered into an agreement whereby the Company paid Upjohn $25,000 in lieu of royalty payments accruing on or after December 31, 1996. The Company further agreed to purchase from Upjohn, at approximately Upjohn's cost, all salable inventory of ADEFLOR M(Registered Trademark) and PAMINE(Registered Trademark) existing at the closing date.

               5.   CARMOL(Registered Trademark) Acquisition

               In June 1994, the Company acquired from Syntex (U.S.A.) Inc. ("Syntex") all manufacturing, packaging, quality control, stability, drug experience, file history, customer lists and marketing rights, titles and interests, including all U.S.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE C (CONTINUED)


               trademarks to CARMOL(Registered Trademark) 10 and CARMOL(Registered Trademark) 20 (nonprescription total body moisturizers) and CARMOL(Registered Trademark) HC (a prescription moisturizer containing hydrocortisone) (the "CARMOL Products"). In consideration for this acquisition, the Company agreed to pay Syntex $450,000, $150,000 of which was paid at closing. The remaining $300,000 is payable in three (3) equal annual installments of $100,000 each, commencing on June 10, 1995. In addition, the Company agreed to pay Syntex a 3% royalty on sales of the CARMOL Products, commencing June 10, 1997 for a period of seven years.

               6.   ITG LABORATORIES, INC. Investment

               Effective June 15, 1995, the Company entered into a Stock Purchase and Distribution Agreement with ITG Laboratories, Inc. ("ITG"), a product research company headquartered in Atherton, CA and Yavne, Israel, whereby:

               - The Company purchased approximately 17% of the stock of ITG (approximately 1,000,000 shares) for 100,000 shares of Bradley Class A Common Stock distributed during August 1995 and $150,000.

               - The Company was appointed exclusive U.S. distributor for all of ITG's Omiderm products, including ITG's Synthetic Polyurethane Wound Dressing. Omiderm is a clinically proven, unique wound dressing line which allows permeability of water, oxygen and aqueous medications, while maintaining a sterile environment for healing by preventing microbial invasion. The product sales through December 31, 1995 are not material to the Company's operations. The value of consideration for this acquisition was $565,625 and is included as a reduction of stockholders' equity on the accompanying consolidated balance sheet.

               During 1996, the Company and ITG entered into an agreement that resulted in an unwinding of this transaction, and the recording of a $90,000 loss and that provided for the following:

               - The Company delivered the 1,000,000 shares of ITG stock to ITG.

               - ITG delivered the 100,000 shares of Bradley stock and $60,000 (payable by ITG through April 1998) to Bradley.

               - Bradley retained its nonexclusive U.S. distribution rights for the Omiderm products.

               7.   ACID MANTLE(Registered Trademark) Acquisition

               In May 1996, the Company acquired from Sandoz Pharmaceuticals Corp. ("Sandoz") the trademark rights to the ACID MANTLE(Registered Trademark) skin treatment line, including the manufacturing, marketing and distribution rights within the United States and Puerto Rico. In consideration for this acquisition, the Company agreed to pay Sandoz $900,000, of which $250,000 was paid at closing. The remaining $650,000 is payable in installments of $250,000 in May 1997 and $100,000 per year from May 1998 through May 2001. The Company also purchased Sandoz's entire inventory of ACID MANTLE(Registered Trademark) salable products and raw material.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)



          NOTE C (CONTINUED)


               The majority of the Purchase Price was attributed to trademarks with an estimated life of 15 years.

          NOTE D - ACQUISITION OF DOAK PHARMACAL CO., INC.

               On February 14, 1994, the Company acquired as of January 31, 1994, 67.7% of the shares of Doak Pharmacal Co., Inc. ("Doak"), for approximately $929,000. Doak was a publicly traded company engaged in the manufacture and sale of cosmetic dermatologic products and pharmaceutical dermatologic products. The acquisition was accounted for as a purchase. Accordingly, the results of operations of Doak have been included in the accompanying consolidated financial statements commencing February 1, 1994. Goodwill resulting from this purchase totaling approximately $640,000 is being amortized over ten years.

               In January 1995, the Company consummated the merger of Doak with the Company, pursuant to which the Company acquired substantially all of the remaining outstanding shares of Doak (at the same $1.74 per share price as the initial acquisition) for a total of approximately $420,000, of which approximately $335,000 was paid through March 15, 1996 (representing the Doak shares forwarded to the Company for redemption to date). In December 1994, the Company acquired an additional 2.3% of the shares of Doak for approximately $24,000. In 1995 and 1996, the Company acquired certain minor additional shares of Doak. Such amounts paid are recorded as additional goodwill.

          NOTE E - INCOME TAXES

          The provision for income tax (expense) benefit is as follows:

                                                     Year ended   Year ended
                                                     December 31, December 31,
                                                        1996         1995
                                                     ----------   ----------
            Current
               Federal                               $(950,000)   $1,758,523
               State                                  (193,000)      219,501
                                                     ----------   ----------

                                                    (1,143,000)    1,978,024
                                                     ----------   ----------

            Deferred
               Federal                                     -        (423,000)
               State                                       -        ( 59,000)
                                                     ----------   ----------
            Utilization of net operating loss
             carryforwards
               Federal                                 895,000            -
               State                                    98,000            -
                                                     ----------   ----------
                                                       993,000            -
                                                     ----------   ----------
                                                     $(150,000)   $1,496,024
                                                     ==========   ==========

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE E (CONTINUED)


          The following is a summary of the items giving rise to deferred tax benefits at December 31, 1996 and 1995:

                                                       1996           1995
                                                     --------       --------
               Current
                    Allowance for doubtful accounts   $26,000       $123,000
                    Allowances on sales               286,000         49,000
                    Inventory reserves and
                     capitalization                   124,000        116,000
                    Accrued expenses                   93,000         64,000
                                                     --------       --------

                                                      529,000        352,000
                                                     --------       --------
               Long-term
                    Net operating loss carryforward   307,000        853,000
                    Alternative minimum tax credit    188,000        138,000
                    Amortization of intangibles and
                     fixed assets                     352,000         50,000
                                                     --------     ----------

                                                      847,000      1,041,000
                                                     --------     ----------

                    Total deferred tax assets       1,376,000      1,393,000

                    Less valuation allowance       (1,376,000)    (1,393,000)
                                                    ---------      ---------

                                                   $     -        $     -
                                                    ==========     ==========

               A valuation allowance has been recorded at December 31, 1996 and 1995 reflecting the uncertainty of the future utilization of these tax benefits.

               The difference between the actual Federal income tax benefit (expense) and the amount computed by applying the prevailing statutory rate to income before income taxes is reconciled as follows:

                                                   Year ended     Year ended
                                                  December 31,   December 31,
                                                      1996           1995
                                                    --------       --------

              Tax at statutory rate                  (34.0)%         34.0%

              State income tax (expense) benefit,
                net of Federal tax effect             (3.5)           1.3

              Change in valuation allowance and
                previously unrecorded benefits        31.5          (16.5)

              Other                                   (2.6)          (1.0)
                                                   --------       --------

              Effective tax rate                      (8.6)%         17.8%
                                                   ========       ========

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)



          NOTE E (CONTINUED)


               The Company has a net operating loss carryforward for Federal income tax purposes of $511,000.

               Internal Revenue Code Section 382 places a limitation on the utilization of Federal net operating loss and other credit carryforwards when an ownership change, as defined by the tax law, occurs. Generally, this occurs when a greater than 50 percentage point change in ownership occurs. Accordingly, the actual utilization of the net operating loss carryforwards and other deferred tax assets for tax purposes may be limited annually to the percentage (about 6%) of the fair market value of the Company at the time of any such ownership change.

               As a result of the stock ownership changes that occurred in connection with the acquisition of Doak, the Subsidiary's net operating loss carryforwards became subject to this limitation. Included in the Company's $511,000 net operating loss carryforward is $344,000 of net operating loss carryforward subject to this limitation, of which a maximum of $71,000 can be utilized (annually) in subsequent years and which expires in 2004. The remaining $167,000 of net operating loss was generated in 1995 and will be carried forward, subject to limitations, and expires in 2010.


          NOTE F - LONG-TERM DEBT

               Long-term debt consists of the following:

                                                      1996           1995
                                                    --------       --------

               Installment note due 2001 (a)        $118,989   $    118,989
               Installment note due 1996 (b)            -            24,570
               Installment note due 1997 (c)         118,542        226,989
               Installment note due 1998 (d)         151,738        221,886
               Installment note due 1997 (e)       2,879,882      8,510,761
               Installment note due 1997 (f)          98,282        194,872
               Capital lease obligations (g)          63,824        141,385
               Installment note due 2001 (h)         520,957           -
               Installment notes - other              23,319          1,231
                                                  ----------     ----------

                                                   3,975,533      9,440,683
               Less:  current maturities          (3,444,569)    (4,949,633)
                                                  ----------     ----------

                                                  $  530,964     $4,491,050
                                                  ==========     ==========

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE F (CONTINUED)


               (a) The note, which originated in August 1991 in connection with the acquisition of a trademark (DUADACIN(Registered Trademark)), calls for interest only, at the rate of 10% commencing August 1992, and quarterly installments consisting of principal and interest in the amount of $6,865 for the eight-year period commencing November 1993. This note is collateralized by the trademark assigned to the Company.

               (b) The note payable, which originated in February 1994 in connection with the acquisition of the trademarks (ADEFLOR M(Registered Trademark) and PAMINE(Registered Trademark)), bears no interest, but interest has been imputed at an annual rate of 7%. Quarterly payments of $25,000 commenced on June 30, 1994, with a final payment made in 1996.

               (c) The note payable, which originated in December 1992 in connection with the acquisition of a patent and trademark (LUBRIN(Registered Trademark)), bears interest at the rate of 9% with quarterly installments consisting of principal and interest in the amount of $31,321. The seller of the product has been granted a security interest in the assets acquired by the Company.

               (d) The note payable, which originated in March 1993 in connection with the acquisition of trademarks and a patent (TRANS-VER-SAL(Registered
                    Trademark)/GLANDOSANE(Registered Trademark)), bears interest at the rate of 7% and is payable in 20 equal quarterly installments of $26,861. The seller has been granted a security interest in the assets acquired by the Company. The Company is in default of this note for failure to make timely payments.

               (e) The note payable, which originated in December 1993 in connection with the acquisition of a trademark (DECONAMINE(Registered Trademark)), is non-interest-bearing. Pursuant to the renegotiated terms (Note B), the note is payable in installments of $250,000 in January and February 1997, $700,000 on March 17, 1997, $1,000,000 on May 15, 1997 and $100,000 per month from
                    June 1997 through January 1998. The January 1997 through March 1997 payments aggregating $1,200,000 have only been paid to the extent of $500,000 and the March 1997 payment was extended to April 15, 1997. Interest at an annual rate of 7% was originally imputed for this note and was revised to 10.5% in December 1996. The amount due at December 31, 1996 and 1995 is net of imputed interest of $112,000 and $1,001,000, respectively. The seller has been granted a security interest in the assets acquired by the Company. Berlex has also been granted a security interest in the Company's accounts receivable through the date of payment of the first $1.7 million in payments, of which $500,000 was paid in December 1996 and $500,000 was paid through March 1997. See Note C for terms of the further amendment to this liability.

               (f) The note payable, which originated in June 1994 in connection with the acquisition of trademarks (CARMOL(Registered Trademark)), is non-interest-bearing and is payable in annual installments of $100,000 commencing June 1995. Interest at an annual rate of 7% has been imputed for this note. The seller has been granted a security interest in the assets acquired by the Company.

               (g) The capital lease obligations consist of two computer leases payable in monthly installments of $8,534 through June 1996 and $7,792 from July 1996 through June 1997.

               (h) The note payable, which originated in May 1996 in connection with the acquisition of trademarks (ACID MANTLE(Registered Trademark)) is non-interest-bearing and is payable in installments of $250,000 in May 1997,

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE F (CONTINUED)


                    and $100,000 each per year from May 1998 through 2001. Interest at an annual rate of 9.5% has been imputed for this note. The seller has been granted a security interest in the assets acquired by the Company.

               The annual maturities of long-term debt are summarized as follows:

                                             Amount
                                            --------
                         Year ending
                         December 31,
                            1997          $3,444,569
                            1998             214,756
                            1999              97,893
                            2000             107,384
                            2001             110,931
                                            --------

                                          $3,975,533
                                          ==========


               Because of the nature of the Company's debt it is impractical to determine its fair value.


          NOTE G - RELATED PARTY TRANSACTIONS

               1.   Transactions With an Affiliated Company

               During the years ended December 31, 1996 and 1995, the Company received administrative support services (consisting principally of advertising services, mailing, copying, data processing and other office services) which were charged to operations from Banyan Communications Group, Inc. ("Banyan"), an affiliate, in the amount of $280,000 and $517,000, respectively. During 1996 and 1995, the Company paid Banyan $291,000 and $440,000, respectively, for such services.

               2.   Transactions With Shareholders

               On December 31, 1990, the Company issued a promissory note bearing interest at 9-1/2% per annum in the amount of $123,975 for the cumulative amounts of previously issued demand loans to Daniel Glassman, the Chairman and Chief Executive Officer. The final $15,000 of this note was repaid in 1995.

               In connection with the Company's satisfaction in June 1996 of the $1.87 million liability then owing to Berlex, the Company borrowed $100,000 from various trusts established for the benefit of the children of Daniel Glassman and Iris Glassman. Mrs. Glassman is a Director and the Treasurer of the Company. This loan was repaid on September 30, 1996 and included total interest of approximately $4,100 (at the rate of 16% per annum).

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H - SHAREHOLDERS' EQUITY

               The Company's authorized shares of common stock are divided into two classes, of which 26,400,000 shares are Class A common stock and 900,000 shares are Class B common stock.
               The rights, preferences and limitations of the Class A and the Class B common stock are equal and identical in all respects, except that each Class A share entitles the holder thereof to one vote upon any and all matters submitted to the shareholders of the Company for a vote, and each Class B share entitles the holder thereof to five votes upon certain matters submitted to the shareholders of the Company for a vote.

               Both Class A common stock and Class B common stock vote together as a single class upon any and all matters submitted to the shareholders of the Company for a vote, provided, however, that the holders of Class A common stock and holders of Class B common stock vote as two separate classes to authorize any proposed amendment to the Company's Certificate of Incorporation, which affects the rights and preferences of such classes. So long as there are at least 325,000 shares of Class B common stock issued and outstanding, the holders of Class B common stock vote as a separate class to elect a majority of the directors of the Company (who are known as "Class B Directors"), and the holders of Class A common stock and voting preferred stock, if any, vote together as a single class to elect the remainder of the directors of the Company.

               The Board of Directors may divide the preferred stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences and limitations of any series of preferred stock. The Board of Directors may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

               1.   Stock Repurchase Agreement

               Certain shareholders of the Company, including Daniel Glassman, Iris S. Glassman, the Treasurer and a Director of the Company, and David Hillman, the Secretary and a Director of the Company, who are employees of Banyan (Note G), entered into a Buy-Sell Agreement, pursuant to which Banyan agreed, upon the request of the shareholder or upon the termination of employment with Banyan to purchase all the Company's stock acquired by such shareholder prior to the date of the Company's initial public offering, at the book value per share thereof, calculated as of the end of the last fiscal year preceding the redemption, plus the shareholder's share of undistributed profits as of the end of the last fiscal year. The repurchase obligation terminates in stages over a five-year period, commencing on the first anniversary date of the Company's initial public offering. During 1994, Banyan repurchased 3,865 shares from a former Banyan employee. No other shares have been repurchased pursuant to such agreement.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               In January 1997, the Company announced a program to repurchase up to 5% of the outstanding Class A common stock in open market transactions over the next 24 months. These shares will be held in Treasury by the Company to be used for purposes deemed necessary by the Board of Directors, including funding company matching contributions to the 401(k) Plan. During January 1997, the Company acquired 21,500 shares at a cost of approximately $29,000.

               2.   Stock Option Plan

               The Board of Directors has adopted the 1990 Stock Option Plan, reserving 1,500,000 shares of Class A common stock for issuance. The number of shares reserved for issuance was increased to 2,600,000 in 1996 (see Note H-6). The plan will expire on January 31, 2000, but options may remain outstanding past this date.

               The number of shares covered by each outstanding option, and the exercise price, must be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares, stock split, or the payment of a stock dividend, and are summarized as follows:

               The following is a summary of stock option activity under the plan:

                                                                Weighted
                                                                average
                                                  Number of     exercise
                                                   options       price
                                                  --------      --------

                 Balance, December 31, 1994       1,037,864       $3.23
                      Granted                       771,127        3.49
                      Exercised                    (103,944)       2.78
                      Canceled                      (67,719)       2.88
                                                   --------

                 Balance, December 31, 1995       1,637,328        3.42
                      Granted                       265,391        1.32
                      Exercised                        --           --
                      Canceled                     (423,354)       1.72
                                                   --------
                 Balance, December 31, 1996       1,479,365        1.34
                                                 ==========


               As of December 31, 1996, options outstanding for 1,177,236 shares were exercisable at prices ranging from $.68 to $3.65, and the weighted remaining contractual life was 4.9 years.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               The following table summarizes option data, other than those held by non-employees, as of December 31, 1996:

                          Number                           Number
                       outstanding  Weighted            exercisable
                          as of      average   Weighted    as of     Weighted
          Range of      December    remaining   average   December    average
          exercise         31,     contractual  exercise     31,     exercise
          prices          1996        life       price      1996       price
          --------      --------    --------    --------  --------   --------
                      (in thousands)                   (in thousands)

        $  .68 - $1.40      625        5.6        $1.18      547     $1 .17
          1.41 -  3.65      622        4.3         1.50      419       1.51
                          -----                              ---
           .68 -  3.65    1,247                              966
                          =====                              ===

               Compensation cost charged to operations, which the Company records for options granted to nonemployees, was $58,000 and none in the years ended December 31, 1996 and 1995, respectively. There were 232,805 options outstanding to nonemployees at December 31, 1996, of which 211,697 were exercisable.

               The Company measures compensation in accordance with the provisions of APB Opinion No. 25 in accounting for its stock compensation plans. Accordingly, no compensation cost has been recorded for options granted to employees or directors in the years ended December 31, 1996 and 1995. The fair value of each option granted has been estimated on the grant date using the Black-Scholes Option Valuation Model. The following assumptions were made in estimated fair value:

                Dividend yield                                 0%
                Risk-free interest rate                        6.0%
                Expected life after vesting period
                Directors and officers                         4 years
                Others                                         2 years
                Expected volatility through December 1, 1995   60%
                             December 31, 1996                 90%

               Had compensation cost been determined under SFAS No. 123, net income (loss) and income (loss) per share would have been as follows:

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


                                                       Year ended December 31,
                                                       -----------------------
                                                          1996        1995
                                                        --------    --------
         Net income (loss)
           As reported                               $1,598,507  $(6,921,241)
           Pro forma for SFAS No. 123 adjustment      1,206,544   (7,120,640)
         Income (loss) per share
           As reported                                     $.22        $(.94)
           Pro forma for SFAS No. 123 adjustment            .17         (.97)


               The weighted average fair value of options granted during 1996 was $.83 per share.


               During 1996, the Company allowed holders of stock options to reprice their options at then prevailing market prices. Repriced options were included as new grants for purposes of determining SFAS No. 123 compensation cost and the weighted average fair value of options granted during the year. The weighted average exercise price of repriced options was $1.46.

               The weighted average fair value and weighted average exercise price of options granted in 1996 for which the exercise price equals the market price on the grant date were $.83 and $1.42, respectively. The weighted average fair value and weighted average exercise price of options granted in 1996 for which the exercise price exceeded the market price on the grant date were $.84 and $1.41, respectively.

               During the initial phase-in period of SFAS No. 123, such compensation expense may not be representative of the future effects of applying this statement.

               In November 1993, the Company granted options to purchase an aggregate of 447,500 shares of Class A common stock at option prices of $2.3125-$2.5438 per share for a period of five to ten years. The grant of these options was conditional upon a portion (447,500 shares) of the shares being granted as options to persons who have placed their shares in escrow should those original escrow shares be lost due to their inability to accomplish the release of the shares from escrow. Management attained the required earnings level in 1994 and accordingly the Company has obtained the release of escrow shares. These options were therefore canceled. Certain of these escrow shares were subsequently returned to the Company and retired (Note H-5) and the Company has issued new options.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               3.   Private Placement of the Company's Securities

               In December 1993, the Company completed a private placement of its securities, issuing an aggregate of 160 units at $45,000 per unit. The net proceeds to the Company, after commissions and expenses of $1,014,063, were $6,185,937. Each unit consists of 24,000 shares of the Company's Class A stock and 12,000 Class D warrants. Each Class D warrant entitled the bearer to purchase one share of Class A stock at a cost of $3 per share and expired December 1996. In addition, the placement agent received an option to purchase an additional 40 units through December 1998.

               4.   Reserved Shares

               Pursuant to the initial public offering in 1991, the Company issued a total of 1,500,000 Class A warrants and 750,000 Class B warrants, which expired during 1996. Each Class A warrant entitled the holder to purchase 1.3 shares of Class A common stock and 1.3 Class B warrants for $3.386 until November 12, 1996, the fifth anniversary of such offering. Each Class B warrant entitled the holder to purchase 1.3 shares of Class A common stock for $5.079 from the date of issuance to November 12, 1996. The Class A warrants and Class B warrants (collectively, the "Warrants") were subject to redemption by the Company at $.05 per Warrant on 30 days' written notice, provided the closing price of the Class A common stock for any 30 consecutive trading days, ending within 15 days of the notice of redemption, averages in excess of $6.30 with respect to the redemption of Class A warrants and $9.45 with respect to the redemption of Class B warrants.

               The underwriter or its designees had a five-year option, which expired in 1996, entitling the holders to purchase up to 110,094 units at $5.5178 each, as adjusted for the dilutive effect of the private placement of the Company's securities, and have registration rights including one registration at the Company's expense.

               The following table summarizes shares of common stock reserved for issuance at December 31, 1996, as adjusted for the dilutive effect of the private placement of the Company's securities:

                                                                  Number
                                                                 of shares
                Reserved for                                     issuable
                ------------                                     --------

                Warrants to UPSHER-SMITH for LUBRIN(R)
                  (expiring December, 1997)                        60,000

                Warrants to Tsumura for products acquired
                  (expiring March, 1998)                          150,000

                Placement agent's options to purchase private
                  placement units (expiring December, 1998)       960,000

                1990 Stock Option Plan                           1,479,365
                                                                 ---------

                                                                 2,649,365
                                                                 =========

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               5.   Escrow Shares

               During fiscal 1993, certain members of the Board of Directors and certain other parties were conditionally granted options to purchase an aggregate of 447,500 shares of Class A common stock. These options were canceled effective January 1, 1995, due to the release of 450,000 shares of the Company's Class B common stock held in escrow to such members of the Board of Directors and other persons upon the Company achieving certain financial performance tests in fiscal 1994.

               On November 2, 1995, the Company announced that 450,000 shares of the Company's Class B common stock released from escrow to certain members of the Board of Directors of the Company and other persons upon achieving certain financial performance tests in fiscal 1994 were to be voluntarily returned to the Company and retired. The three members of the Board of Directors who directly received escrow shares have agreed to return such shares to the Company (418,035 of the total 450,000). The other parties have been contacted by the Company and asked to voluntarily return their 31,965 escrow shares. During 1995, two directors returned 364,467 escrow shares to the Company. During 1996, the third director returned 53,568 escrow shares and other parties returned a total of 10,323 escrow shares.

               As a result of the Company's determination to have such escrow shares voluntarily returned to the Company and retired, the Company has granted to such members of the Board of Directors options to purchase 428,358 shares of Class A common stock at an exercise price equal to the fair market value of the shares on the date the escrow shares were returned to the Company.

               6.   Reissuance of Class B Shares

               On June 2, 1997, the Board of Directors of the Company authorized the issuance of 254,311 shares of Class B common stock (the "New Class B Stock") to Daniel Glassman. The New Class B Stock was issued to Daniel Glassman in consideration for, among other things, Daniel Glassman's delivery to the Company, for cancellation, of 254,311 shares of Class A common stock of the Company. The issuance of the New Class B Stock to Daniel Glassman was the result of the Board of Directors' decision to restore management status quo following the Board's recently learning that Daniel Glassman had pledged (the "Pledge"), in April 1995, 254,311 shares of Class B common stock then owned by Daniel Glassman (the "Pledged Shares") to secure certain obligations of Daniel Glassman to an unaffiliated third-party lender. Daniel Glassman has delivered to the Company a letter in which he states that the Pledge was an inadvertent error on his part and that had he been aware of the potential ramifications of the Pledge, he would have pledged other collateral to secure the obligations in question.

               Pursuant to the Company's Certificate of Incorporation, as amended (the "Charter"), the Pledged Shares automatically converted into shares of Class A common stock upon the Pledge by Daniel Glassman. Consequently, the number of outstanding shares of Class B common stock following the Pledge was reduced from 431,552 shares to 177,241 shares. Pursuant to the Charter, holders of the Company's Class B

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               common stock are entitled to elect a majority of the Company's directors so long as there are at least 325,000 shares of Class B common stock issued and outstanding; otherwise, all holders of Class A and Class B common stock, voting as a single class, are entitled to elect all of the Company's directors. During November 1995, and pursuant to matters unrelated to the Pledge, an aggregate of 428,358 other shares of Class B common stock were returned to, and retired by, the Company (see Note H-5). As a result thereof, the number of outstanding shares of Class B common stock fell below the aforementioned 325,000 share threshold. In light of the Company's being unaware of the Pledge, holders of the Company's Class A and Class B common stock, voting as separate classes, elected two directors and three directors, respectively, at the Company's Annual Stockholders' Meeting held in May 1996 (the "1996 Annual Meeting"), rather than voting together as a single class to elect all of the Company's directors. Accordingly, since the 1996 Annual Meeting, only the two directors of the Company elected by the holders of the Class A common stock (the "Class A Directors") have been duly and validly elected. Prior to June 3, 1997, the Company's By-Laws stated that the Company shall have three directors. Since their election by stockholders at the 1996 Annual Meetings, the two Class A Directors, each of whom was an independent director, voted in favor of all matters approved by the Board of Directors. Prior to the authorization of the issuance of the New Class B Stock to Daniel Glassman, the Class A Directors appointed David Hillman, Secretary of the Company, as the third director of the Company.

               Since the issuance of the New Class B Stock to Daniel Glassman caused the number of issued and outstanding shares of Class B common stock to increase to 431,552 shares (above the 325,000 share threshold set forth in the Company's Charter), the holders of Class B common stock became entitled to elect a majority (consisting of three) of the Company's directors. Following the issuance to Daniel Glassman of the New Class B Stock, the directors of the Company amended the Company's By-Laws to provide that the Board of Directors shall be comprised of five persons and the holders of the outstanding Class B common stock, acting separately as a class in accordance with the Company's Charter, elected, by majority written consent in lieu of a meeting, Daniel Glassman and Iris Glassman as directors of the Company and David Hillman was designated as a director by the holders of the Class B common stock.

               At a Special Meeting of Stockholders held in August 1996, it was reported that an amendment (the "Option Plan Amendment") to the Company's 1990 Stock Option Plan, as amended (the "Plan"), had been approved by stockholders increasing, from 1,500,000 shares to 2,600,000 shares, the number of shares of Class A common stock authorized for issuance under the Plan. Given the ramifications of the Pledge, and, in particular, that the 254,311 Class B shares voted in favor of the Option Plan Amendment by Daniel Glassman were counted as 1,271,555 votes (giving effect to the 5:1 voting power attributable to Class B shares) but should have been counted as only 254,311 shares of Class A common stock voting in favor of the Option Plan Amendment, there was an insufficient number of shares of common stock of the Company voting to approve the Option Plan Amendment. Accordingly, the Board of Directors has determined to treat the Option Plan Amendment as having been rejected by the Company's stockholders. Options under the Plan to acquire an aggregate of 140,000 shares of Class A common stock granted by the Company in reliance upon the Option Plan Amendment having been approved by stockholders have been returned voluntarily to the Company by the relevant optionees for cancellation. As a consequence of believing, in good faith, that the Option Plan Amendment had been approved by

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE H (CONTINUED)


               stockholders, between August 15, 1996 and December 31, 1996, there were outstanding options to acquire under the Plan in excess of 1,500,000 shares of Class A common stock. As a result of options to acquire an aggregate of 423,354 shares of Class A common stock under the Plan being canceled during 1996 due to optionees leaving the employ of the Company, there are outstanding, as of September 30, 1997, options to acquire an aggregate of 1,489,845 shares of Class A common stock under the Plan. At a Special Meeting of Stockholders held in August 1997, an amendment to the Company's 1990 Stock Option Plan, as amended, was approved by stockholders increasing, from 1,500,000 shares to 2,600,000 shares, the number of shares of Class A Common Stock authorized for issuance under the Plan.


          NOTE I - COMMITMENTS AND CONTINGENCIES

               1.   Leases

               The Company leases office facilities in Fairfield, New Jersey from Daniel and Iris S. Glassman, directors and shareholders of the Company, and in Westbury, New York.

               The lease on the Fairfield, New Jersey facility is for a period from August 1, 1997 to July 31, 1998 for 14,120 square feet of office and warehouse space, with an option to renew and also includes payments of electric, water and sewer and the allocated portion of the real estate taxes. Rent expense, including an allocated portion of real estate taxes, was approximately $176,000 and $173,000 for the years ended December 31, 1996 and 1995, respectively.

               The term of the lease occupied by Doak in Westbury, New York is three years expiring January 31, 1997, and contains a monthly rental payment of approximately $4,800. This agreement was extended to January 31, 1999 and contains a monthly rental payment of $5,000. From May 1994 to October 1994, the lease payments for such property were suspended pending further investigation of the environmental matters discussed below.

               Approximate aggregate minimum annual rental commitments, including rent and real estate taxes, are as follows:
               $151,000 for 1996, $60,000 for 1997 and $5,000 for 1999.
               Total rent expense for the years ended December 31, 1996 and 1995 was $301,000 and $282,000, respectively.

               2.   Research and Development Agreement

               The Company is required to file an ANDA with the FDA for its DECONAMINE(Registered Trademark) SR product. The cost of developing the necessary studies for this application is estimated to be approximately $900,000. The Company has signed an agreement for the first phase of these studies at a cost of approximately $100,000; approximately $48,000 was incurred during 1995 and charged to operations and the balance of $52,000 has been satisfied utilizing funds previously paid for projects canceled during 1996. The project is expected to be completed and submitted to the FDA during 1998.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE I (CONTINUED)


               However, these research and development projects are subject to the Company either generating sufficient cash flows from operations or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds for these purposes. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(Registered Trademark) SR would have a material adverse effect on the Company.

               3.   Environmental Matters

               On April 8, 1994, the Company was apprised by the New York State Department of Environmental Conservation ("NYSDEC") that Doak's current leased manufacturing facility located on adjoining parcels at 62 Kinkel Street and 67 Sylvester Street, Westbury, New York and former leased facility located at 128 Magnolia Avenue, Westbury, New York are located in the New Cassel Industrial Area, which has been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites (the "Registry"). The real property on which Doak's current manufacturing facility is situated is owned by and leased to the Company by Dermkraft, Inc., an entity owned by the former controlling shareholders and officers of Doak.

               On February 7, 1995, the Company was apprised by NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated April 21, 1995, the NYSDEC notified the Company that it intended to investigate the Company's current manufacturing facility to determine if hazardous substances had previously been deposited on that property. By letter dated October 24, 1995, NYSDEC notified Dermkraft, Inc. that the Company's current manufacturing facility is included in or near an inactive hazardous waste site described as "Kinkel and Sylvester Streets" and that NYSDEC intends to conduct a Preliminary Site Assessment to study the site and immediate vicinity. The Company has been advised that NYSDEC has made a preliminary determination to include the 62 Kinkel Street portion of the current manufacturing facility on the Registry and that the 67 Sylvester Street portion of the facility will not be included, but those determinations could change before they are finalized. Thereafter, by letter dated May 3, 1996 and addressed to Dermkraft, Inc., the NYSDEC notified Dermkraft that the site at 62 Kinkel Street has been listed on the Registry due to the presence of trichloroethylene ("TCE") in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak Dermatologics as the current tenant but do not refer to any activities of Doak Dermatologics or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material. With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes that Doak will not be obligated to contribute to any remediation costs, if any are required.

               4.   Consulting Agreements

               The Company entered into consulting agreements with the sellers of Doak that provide for monthly payments of $8,333 from April 1994 through March 1997. The amounts due under such agreements have been accrued for at December 31, 1995, as the parties have ceased providing services.

                    Bradley Pharmaceuticals, Inc. and Subsidiaries

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996 and 1995, and June 30, 1997 and 1996
                  (Information with respect to June 30, 1997 and the
                six months ended June 30, 1997 and 1996 is unaudited)


          NOTE I (CONTINUED)


               5.   Legal Proceedings

               The Company and Doak have been named defendants in a lawsuit filed November 29, 1996. The complaint alleges that the Company and Doak were negligent in their hiring and supervising an employee who in turn allegedly assaulted the plaintiff. The complaint seeks $600,000 in compensatory and $1,000,000 in punitive damages. The Company believes that it has meritorious defenses.

               6.   Trans CanaDerm Settlement

               On June 5, 1996, Trans CanaDerm, Inc. ("Trans CanaDerm"), Louis Vogel ("Vogel"), the former controlling stockholder of Trans CanaDerm, and other former stockholders of Trans CanaDerm (collectively, "Plaintiffs") commenced an action against the Company and its subsidiary, Doak Dermatologics ("Doak"), in the United States District Court for the Southern District of New York, 96 Civ. 4175 (JFK). The
                                              ------------------
               complaint alleged that in 1957 Doak and Vogel entered into an agreement (the "Agreement") under which Vogel was given the sole and exclusive right to distribute Doak's products in Canada, which Agreement was thereafter assigned by Vogel to Trans CanaDerm. In May 1996, Vogel and the other Trans CanaDerm stockholders sold their stock in Trans CanaDerm to Stiefel Canada, Inc. ("Stiefel"), a competitor of the Company. Shortly thereafter, the Company and Doak terminated the Agreement. The complaint alleged: (i) that the termination was wrongful, (ii) that the Company and Doak tortiously interfered with the contract between the former stockholders and Stiefel, and (iii) that the Company and Doak should be equitably estopped from terminating the Agreement. The complaint sought an injunction restraining the Company and Doak from terminating the Agreement and compensatory and punitive damages in unspecified amounts.

               On September 30, 1996, the Company and Doak entered into a settlement agreement with the Plaintiffs. Pursuant to the settlement, the Company received $2 million relating to the sale of the Company's independent Canadian distributor, Trans CanaDerm, Inc., of which the Company did not have an ownership position, to Stiefel, a competitor of the Company, and the Company transferred to Trans CanaDerm all of the Company's rights, title and interest in certain Doak products in Canada. Direct expenses related to this transaction were $354,868.

               Trans CanaDerm currently distributes several Doak products, as well as other unrelated brands in Canada, and by virtue of the foregoing transfer and payment, Trans CanaDerm will continue to market the Doak product line in Canada. Trans CanaDerm also has agreed to continue to purchase certain materials used in connection with the manufacture of the transferred Doak products through December 31, 1997.

               7.   401(k) Plan

               Effective January, 1997, the Company established a defined contribution 401(k) plan whereby the Company matches employee contributions up to 25% of the employee's first 6% of contributions with shares of the Company's Class A common stock.

          NOTE J - FOURTH QUARTER ADJUSTMENTS

               The Company recorded the following significant adjustments in the fourth quarter of 1995:

               -  Valuation allowance                       $150,000

               -  Additional accrual for chargebacks and     500,000
                  rebates

               -  Recording of remaining commitment of
                  consulting agreements                      125,000

               -  Write-down of certain inventory and
                  capitalized promotional items due to
                  obsolescence                               200,000

               -  Effect on pretax loss                     $975,000

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the Company shall, to the fullest extent permitted by Section 14A:3-5(8) of the NJBCA, indemnify all corporate agents (including the Company's officers and directors) against their expenses and liabilities in connection with any proceeding involving them by reason of their being or having been corporate agents. This indemnification right is not deemed exclusive of any other right to which corporate agents may be entitled under any other statute or any By-law, agreement or vote of stockholders and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of a corporate agent. No indemnification, however, shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Company or its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the corporate agent of an improper personal benefit.

             Section 14A:3-5(8) of the NJBCA permits a corporation to indemnify any corporate agent (including officers and directors) against expenses and liabilities incurred in connection with any proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, indemnification may be made only for expenses incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability.


          ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement.

               SEC registration fee . . . . .         $  1,010.00
               Nasdaq National Market
                additional listing fee  . . .            9,000.00
               Accounting fees and expenses .           20,000.00
               Legal fees and expenses  . . .           25,000.00
               Miscellaneous  . . . . . . . .            4,990.00
                                                      -----------
                  Total . . . . . . . . . . .         $ 60,000.00

          ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

               During December 1996 and September 1997, the Company issued an aggregate of 1,450,000 shares of Class A Common Stock to Berlex in connection with the restructuring of the Company's monetary obligations owing to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE(R) product line (1,000,000 shares were issued in December 1996 and 450,000 shares were issued in September 1997). The December 1996 issuance was in consideration of approximately $2,230,000 of indebtedness then outstanding to Berlex and the September 1997 issuance was in consideration of approximately $1,350,000 of indebtedness then outstanding to Berlex. Section 4(2) of the Securities Act provides an exemption for the Company for the stock issuances to Berlex described above.

          ITEM 27.     EXHIBITS.

          3.1 Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit
                            3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
          3.2 By-laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
          4.1 Placement Agent's Unit Purchase Option (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)
          5.1               Opinion of Reid & Priest LLP
          10.1 1990 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996
          10.2 Form of 11% Subordinated Note dated June 14, 1990 (Incorporated by reference to exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 33-36120)
          10.3 Asset Purchase Agreement between the Company and Hoechst Roussel Pharmaceuticals Incorporated (Incorporated by reference to
                            Exhibit 10.10 to the Company's Registration
                            Statement on Form S-1, Registration No. 33-
                            36120)
          10.4 Asset Purchase Agreement dated December 15, 1992 between the Company, Upsher Smith and Kenneth Evenstad (Incorporated by reference to
                            Exhibit 10.1 to the Company's Current Report on Form 8-K for an event dated December 15, 1992)
          10.5 Manufacturing Agreement dated December 15, 1992 between the Company, Upsher Smith and Kenneth Evenstad (Incorporated by reference to Exhibit
                            10.2 to the Company's Current Report on Form 8-K for an event dated December 15, 1992)
          10.6 Asset Purchase Agreement dated March 30, 1993 between the Company and Tsumura Medical Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992)
          10.7 Trademark Security Agreement dated March 30, 1993 between the Company and Tsumura International Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31,
                            1993)
          10.8 Purchase Agreement dated November 10, 1993 between Berlex and the Company, as amended by Amendments Numbers One and Two thereto, dated November 19, 1993 and December 9, 1993, respectively (Incorporated by reference to Exhibits 10.1 through 10.3 to the Company's Current Report on Form 8-K for an event dated December 10, 1993)
          10.9 Trademark Security Agreement dated December 9, 1993 between Berlex and the Company (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K for an event dated December 10, 1993)
          10.10 Supply and Distribution Agreement dated December 9, 1993 between Berlex and the Company (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K for an event dated December 10, 1993)
          10.11 Stock Purchase Agreement dated as of January 31, 1994 among the Company, Doak and the Krafchuks (Incorporated by reference to Exhibit
                            10.1 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)
          10.12 Form of Plan of Merger dated as of January 31, 1994 between Doak and the Company (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)
          10.13 Consulting Agreement dated as of January 31, 1994 between the Company and Dr. Krafchuk (Incorporated by references to Exhibit 10.3 to the Company's Current Report on form 8-K for an event dated February 14, 1994)
          10.14 Consulting Agreement dated as of January 31, 1994 between the Company and Mrs. Krafchuk (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)
          10.15 Lease Modification Agreement dated as of February 1994 between Dermkraft, Inc, and Doak (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)
          10.16 Purchase and Assignment Agreement between Upjohn and the Company. (Incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)

          10.17 Amendment No. 4 dated January 6, 1996 to the Asset Purchase Agreement dated November 10, 1993 between Berlex Laboratories, Inc. and the Company (Incorporated by reference to Exhibit
                            10.1 to the Company's current Report on Form 8-K for an event dated January 5, 1996)
          10.18 Security Agreement, dated as of January 5, 1995, between the Company and Berlex Laboratories, Inc. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated January 5, 1996)
          10.19 Amendment to Trademark Security Agreement, dated as of January 5, 1995, between the Company and Berlex Laboratories, Inc. (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K for an event dated January 5, 1996)
          10.20 Settlement Agreement, dated as of September 30, 1996, among the Company, Stiefel Canada, Inc., Trans CanaDern, Inc. and Louis Vogel et. al. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K for an event dated September 30, 1996)
          10.21 Amendment No. 5 dated as of December 23, 1996, to Asset Purchase Agreement between the Company and Berlex (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K for an event dated December 23, 1996).
          10.22 Security Agreement and subsidiary Security Agreement, dated as of December 23, 1996, among Doak Dermatologics, Inc. and Berlex (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated December 23, 1996).
          10.23 Confession of Judgement from the Company and Doak Dermatologics, Inc. with respect to the March 1997 payment (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K for an event dated December 23,
                            1996).
          10.24 Amendment No. 6 to Asset Purchase Agreement, dated as of September 19, 1997, between the Company and Berlex
          10.25 Warrant to Purchase up to 750,000 Shares of Class A Common Stock of the Company issued to Berlex
          10.26 Loan and Security Agreement, dated as of September 19, 1997, among CIT, the Company, Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals Overseas, Ltd.
          10.27 Assignment, Security Agreement and Mortgage - Trademarks and Patents, dated as of September 19, 1997, between the Company and CIT
          10.28 Assignment, Security Agreement and Mortgage - Trademarks, dated as of September 19, 1997, between Doak and CIT
          10.29             Guaranty dated September 19, 1997 of Daniel
                            Glassman Issued to CIT
          11.1 Statement Regarding Computation of Per Share Income (Incorporated by reference to Exhibit
                            11.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
          21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
          23.1              Consent of Reid & Priest LLP (included in
                            Exhibit 5.1)
          23.2              Consent of Grant Thornton LLP
          24.1              Power of Attorney (see page II-5)


          ITEM 28.  UNDERTAKINGS.

             The Company hereby undertakes:

             (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                            (i)   To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                            (iii) To include any additional or changed material on the plan of distribution.

             (b) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             For determining any liability under the Securities Act, the Company will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

             For determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                      SIGNATURES

             In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Fairfield, State of New Jersey, on this 14th day of October, 1997.


                                             BRADLEY PHARMACEUTICALS, INC.


                                                   /s/ Daniel Glassman
                                             -----------------------------
                                             Daniel Glassman
                                             Chairman of the Board,
                                               President and Chief
                                               Executive Officer

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Glassman and Iris S. Glassman, or either of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                    Signatures                 Title                Date
                    ----------                 -----                ----

             /s/ Daniel Glassman
           ---------------------------    Chairman of the     October 14, 1997
                 Daniel Glassman               Board,
                                           President and
                                          Chief Executive
                                              Officer
                                             (Principal
                                         Executive Officer)

            /s/ Iris S. Glassman
           ---------------------------        Director        October 14, 1997
                 Iris S. Glassman

             /s/ David Hillman
           ---------------------------        Director        October 14, 1997
              David Hillman

           /s/ Philip W. McGinn, Ph.D.
           ---------------------------        Director        October 14, 1997
           Philip W. McGinn, Ph.D.

             /s/ Alan Wolin, Ph.D.
           ---------------------------        Director        October 14, 1997
              Alan Wolin, Ph.D.

             /s/ Lawrence R. Lenz
           ---------------------------   Vice President and   October 14, 1997
              Lawrence R. Lenz            Chief Financial
                                              Officer
                                             (Principal
                                           Financial and
                                             Accounting
                                              Officer)

                                    EXHIBIT INDEX
                                    -------------


          5.1         Opinion of Reid & Priest LLP

          10.24 Amendment No. 6 to Asset Purchase Agreement, dated as of September 19, 1997, between the Company and Berlex

          10.25 Warrant to Purchase up to 750,000 Shares of Class A Common Stock of the Company issued to Berlex

          10.26 Loan and Security Agreement, dated as of September 19, 1997, among CIT, the Company, Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley
                      Pharmaceuticals Overseas, Ltd.

          10.27 Assignment, Security Agreement and Mortgage - Trademarks and Patents, dated as of September 19, 1997, between the Company and CIT

          10.28 Assignment, Security Agreement and Mortgage - Trademarks, dated as of September 19, 1997, between Doak and CIT

          10.29       Guaranty dated September 19, 1997 of Daniel Glassman
                      Issued to CIT

          23.1        Consent of Reid & Priest LLP (included in Exhibit
                      5.1)

          23.2        Consent of Grant Thornton LLP

          24.1        Power of Attorney (see page II-5)